EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of December 18, 2013 (this “Agreement”), is by and among Fuse Medical LLC, a Delaware limited liability company (“Fuse”), Golf Rounds.com, Inc., a Delaware corporation (“TEEE”), Project Fuse LLC, a Delaware limited liability company (“Merger Sub”), and D. Alan Meeker, solely in his capacity as the representative of the Fuse members (the “Representative”). Fuse, TEEE, Merger Sub and the Representative are collectively referred to herein as the “Parties.” Unless otherwise specified, all capitalized terms used in this Agreement shall have the meanings set forth in Exhibit A.

WHEREAS, the Board of Directors of TEEE, TEEE as the sole member of Merger Sub, and the Board of Managers of Fuse, deem it advisable that Merger Sub merge with and into Fuse with Fuse continuing as the Surviving Company and, accordingly, have each approved the execution of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth herein; and

WHEREAS, Fuse, TEEE, and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with transactions contemplated hereby.

NOW, THEREFORE, the Parties hereto make the following promises, covenants, representations, warranties and agreements:

1. DESCRIPTION OF THE TRANSACTION.

(a) Merger of Merger Sub into Fuse. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into Fuse (the “Merger”), and the separate existence of Merger Sub shall cease. Fuse will continue as the surviving company in the Merger (the “Surviving Company”).

(b) Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of Delaware law.

(c) Closing; Effective Time. Unless this Agreement is validly terminated as provided in Section 17, and subject to the satisfaction or waiver of the conditions provided in Sections 7 and 8 (other than those conditions that by their nature are able to be satisfied only at Closing), the closing of the Merger (the “Closing”) shall take place at the offices of Fuse, 4770 Bryant Irvin Court, Suite 400, Fort Worth, Texas 76107, on a date not later than the fifth Business Day following satisfaction or waiver of the conditions set forth in Sections 7 and 8 (other than those conditions that by their nature are able to be satisfied only at Closing), unless another date, time or place is mutually agreed to in writing by TEEE, Fuse, and Merger Sub (the “Closing Date”). Closing signatures may be transmitted by facsimile or by emailed PDF file. At the Closing, the Merger will be consummated by the filing with the Delaware Secretary of State the Certificate of Merger, in such form as required by, and signed and attested in accordance with, the relevant provisions of Delaware law (the time of the filing of such instrument being the “Effective Time”).

(d) Certificate of Formation and Limited Liability Company Agreement; Board of Managers

(i) At the Effective Time, the Certificate of Formation of Fuse shall be amended to read as the Certificate of Formation of Merger Sub immediately prior to the Effective Time, and shall thereafter (as so amended) be the Certificate of Formation of the Surviving Company, until duly amended in accordance with Delaware law. At the Effective Time, the Limited Liability Company agreement of Fuse shall be amended to read as the Limited Liability Company Agreement of Merger Sub immediately prior to the Effective Time, and shall thereafter (as so amended) be the Limited Liability Company Agreement of the Surviving Company, until duly amended in accordance with Delaware law.

(ii) The Board of Managers of Merger Sub immediately prior to the Effective Time shall be the Board of Managers of the Surviving Company at the Effective Time.

(e) Merger Consideration.

(i) Each membership interest unit of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and non-assessable membership interest unit of the Surviving Company, so that after the Effective Time, TEEE shall be the holder of all of the issued and outstanding membership interest units of the Surviving Company.

(ii) Each membership interest unit of Fuse issued and outstanding immediately prior to the Effective Time (each, an “Outstanding Unit” and collectively, the “Outstanding Units”) shall be converted into the right of the holders of such Outstanding Units (each, a “Holder”, and collectively, the “Holders”) to receive their Ownership Interest Share of the Merger Consideration. Fuse has delivered to TEEE a Schedule 1(e)(ii), and shall deliver to TEEE not less than two (2) Business Days prior to the Closing, an updated Schedule 1(e)(ii), which shall set forth the Holders, their Ownership Interest Shares and their portion of the Merger Consideration, less the Escrowed Shares, payable to each of them as of the date hereof and as of the Closing Date, respectively. For purposes of this Agreement, (A) the “Ownership Interest Share” of each Holder means the amount, expressed as a percentage, each Holder is entitled to receive of the Merger Consideration pursuant to the Fuse Limited Liability Company Agreement in effect prior to the Effective Time; and (B) “Merger Consideration” means an aggregate of 3,600,000 shares of TEEE common stock (on a post-Reverse Stock Split basis), representing 90% of the issued and outstanding common stock of TEEE after giving effect to the Merger (on a post-Reverse Stock Split basis).

(iii) All Outstanding Units (which are to be converted into the right to receive the Merger Consideration pursuant this Agreement) shall no longer be outstanding, shall automatically be cancelled and shall cease to exist as of the Effective Time, and each Holder shall only have the right to receive the Merger Consideration into which the Outstanding Units have been converted pursuant to Section 1(e)(ii).

(f) Closing of Books. At the Effective Time, the register of Fuse shall be closed and no transfer of any Outstanding Units shall thereafter be made. From and after the Effective Time, the Holders of the Outstanding Units immediately prior to the Effective Time shall cease to have any rights with respect to such Outstanding Units, except as otherwise provided in this Agreement or by applicable law.

(g) Withholding Rights; Stock Splits, Stock Dividends and Similar Transactions.

(i) TEEE shall be entitled to deduct and withhold from the Merger Consideration otherwise payable to the Holders pursuant to this Agreement such amounts as it is required to deduct and withhold under applicable law. All such amounts shall be agreed to by Fuse.

(ii) In the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to TEEE occurring after the date hereof and prior to the Effective Time (other than the Reverse Stock Split), except where specifically indicated to the contrary, all references in this Agreement to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series affected thereby, shall be equitably adjusted to the extent necessary to provide the Parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change. Without limiting the generality of the foregoing, the Merger Consideration will be adjusted if necessary to take into account the 14C Amendments.

(h) Escrow. On the Closing Date, the Representative, TEEE and American Stock Transfer & Trust Company (the “Escrow Agent”) shall enter into an escrow agreement in the form of Exhibit B attached hereto (the “Escrow Agreement”). The Escrow Agreement will be for a term of six months, and will provide that promptly following the Closing Date, and in any event within three (3) Business Days of the Closing Date, 180,000 shares (on a post-Reverse Stock Split basis) of the Merger Consideration (the “Escrowed Shares”) shall be deposited in escrow shall be held in escrow pursuant to the terms of this Agreement and the Escrow Agreement. All fees due to the Escrow Agent shall be borne by TEEE.

(i) Further Action. If, at any time after the Effective Time, any further action is determined by TEEE to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Company or TEEE with full right, title and possession of and to all rights and property of Merger Sub and Fuse, the officers and directors of the Surviving Company and TEEE shall be fully authorized to take such action.

(j) Information Statement. Fuse has provided prior to the date hereof all financial and other information relating to Fuse that TEEE has reasonably requested (including the Fuse Financial Statements and the Pro Formas) for preparation of an information statement on Schedule 14C relating to the approval and adoption of the 14C Amendments and the transactions contemplated hereby (as amended or supplemented, the “Information Statement”). As promptly as practicable following the date hereof, TEEE and Fuse shall prepare and file with the SEC the Information Statement. TEEE shall use its commercially reasonable efforts to ensure that the Information Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, other than with respect to statements made based on information supplied or to be supplied in writing by Fuse specifically for inclusion therein. Fuse shall use its commercially reasonable efforts to ensure that none of the information it has supplied and will supply in writing specifically for inclusion in the Information Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Parties shall cooperate with each other in connection with the preparation of the foregoing documents and the SEC’s review of such documents. TEEE and Fuse shall promptly respond to any SEC comments on the Information Statement. TEEE and Fuse shall use their commercially reasonable efforts to have the Information Statement cleared by the SEC as promptly as practicable for mailing to the holders of Common Stock as promptly as practicable. TEEE and Fuse shall also take any and all actions required to satisfy the requirements of the Securities Act and the Exchange Act.

(k) Tax Consequences. It is intended by the Parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code. The Parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

(l) Member and Board of Manager Matters. Prior to execution of this Agreement, the Board of Managers and the Members of Fuse have approved this Agreement and the Merger by at least a majority vote. At Closing, as a condition to receiving the Merger Consideration, each Holder shall submit a letter of transmittal in which such Holder (i) agrees to be bound by all of the terms and conditions of the Agreement applicable to the Holders, including the indemnification and other obligations set forth in Sections 14(b), 16 and 18; and (ii) represents and warrants to TEEE and Merger Sub that such Holder’s Outstanding Units are free from (A) claims, liens or other encumbrances by any other person and (B) any restrictions on transfer.

2. DELIVERIES BY TEEE AND MERGER SUB. At the Closing, TEEE and Merger Sub, as the case may be, shall deliver the following in accordance with the applicable provisions of this Agreement:

(a) the stock certificates in the names of each Holder representing its Ownership Interest Share of the Merger Consideration pursuant to Section 1(e)(ii), less the Escrowed Shares, to the Representative for the benefit of the Holders;

(b) the stock certificates in the names of each Holder representing its Ownership Interest Share of the Escrowed Shares, to the Escrow Agent;

(c) a counterpart of the Escrow Agreement, executed by TEEE, to the Representative and the Escrow Agent;

(d) a certificate of TEEE and Merger Sub duly executed by an officer of each of them, certifying in his or her capacity as an officer and not in his or her capacity as an individual, the satisfaction of the conditions set forth in Section 7, to the Representative;

(e) resolutions authorizing the appointment of Donehew and the other members described in Section 6 to the TEEE Board of Directors effective on the Closing Date;

(f)  a counterpart to the Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”);

(g)  a counterpart to the Lock Up Agreement, in the form attached hereto as Exhibit D (the “Lock Up Agreement”);

(h) resignations of all of the members of the Board of Directors of TEE except Donehew;

(i) the Donehew Waiver;

(j) a copy of the resolutions (i) adopted by the Board of Directors of TEEE approving this Agreement and the Merger, (ii) adopted by the Board of Directors and members of Merger Sub approving this Agreement and the Merger, and (iii) adopted by written consent of the stockholders of TEEE approving the 14C Amendments (the “TEEE Stockholder Approval”); and

(k) such other documents and instruments as Fuse or the Representative may reasonably request.

3. DELIVERIES BY FUSE. At the Closing, Fuse shall deliver the following in accordance with the applicable provisions of this Agreement:

(a) a counterpart of the Escrow Agreement, executed by the Representative, to TEEE and the Escrow Agent;

(b)  a counterpart to the Registration Rights Agreement, executed by each of the Holders, to TEEE.

(c) a counterpart to the Lock Up Agreement, executed by each of the Holders, to TEEE;

(d) a certificate of Fuse duly executed by an officer, certifying in his or her capacity as an officer and not in his or her capacity as an individual, the satisfaction of the conditions set forth in Section 8, to TEEE and Merger Sub; and

(e) such other documents and instruments as TEEE or Merger Sub may reasonably request.

4. CERTIFICATE OF MERGER. At the Closing, Fuse and TEEE shall execute and deliver the Certificate of Merger required under Delaware Law and TEEE shall cause such duly executed Certificate of Merger to be properly filed with the Delaware Secretary of State.

5. PROCEDURES FOR ISSUANCES TO HOLDERS.

(a) Transfer Agent. Prior to the Effective Time, TEEE and Fuse will instruct TEEE’s transfer agent to prepare stock certificates in the names of each Holder reflecting such Holder’s Ownership Interest Share of the Merger Consideration, less the Escrowed Shares, and such Holder’s Ownership Interest Share of the Escrowed Shares, so that, upon submission of the letter of transmittal described in Section 1(l), such stock certificates may be delivered to the Representative, on behalf of the Holders, and to the Escrow Agent, as the case may be, at the Closing. The fees due to the transfer agent shall be paid by TEEE.

6. APPOINTMENT TO TEEE BOARD. At the Closing, the TEEE Board of Directors shall be reconstituted and shall consist of Donehew, Alan Meeker, Rusty Shelton, Chris Pratt, Jonathan Brown, and Randall Dei. TEEE shall take such actions as are necessary to fix the size of the board and cause such appointments to the board as may be necessary.

7. FUSE CONDITIONS TO CLOSING. Fuse’s obligation to close the Merger is subject to the following conditions:

(a) other than as set forth on Schedule 7(a) hereto and other than any loans made by Fuse and its affiliates to TEEE, any amount of outstanding indebtedness due to any other third party by TEEE, including any amounts that may be due as a result of this transaction, shall have been paid by TEEE to such third party, so that only the amounts set forth on Schedule 7(a) are outstanding;

(b) the representations and warranties of TEEE and Merger Sub as set forth in Section 12 shall remain accurate, (i) if qualified as to materiality, in all respects, and (ii) if not qualified as to materiality, in all material respects, as of the Closing Date, and no material adverse change in the business, operations, financial condition or prospects of TEEE shall have occurred prior to the Closing Date;

(c) TEEE and Merger Sub shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing;

(d) TEEE shall have filed all documents relating to the Merger necessary to be filed with local, state and federal authorities, including without limitation all Current Reports on Form 8-K that are required to be filed with the Securities and Exchange Commission (the “Commission”);

(e) at least twenty (20) days shall have elapsed since the Information Statement was sent or given to the stockholders of TEEE in accordance with Rule 14c-2(c) promulgated under the Exchange Act and, following the expiration of such twenty (20) day period, the 14C Amendments shall have been filed by TEEE with the Delaware Secretary of State and the Commission;

(f) TEEE shall have delivered letters of resignation of TEEE’s current officers and directors (except Donehew) to be effective at the Closing Date;

(g) TEEE shall retain its good standing in Delaware and in such other jurisdictions where it is required to be so qualified and as a publicly-traded company quoted on the OTCQB under the symbol “TEEE”;

(h) the Merger shall qualify, based on the sole determination of Fuse or its tax advisors, as a tax free reorganization under Section 368 of the Internal Revenue Code;

(i) there shall be no action, suit, claim, order, injunction or proceeding of any nature pending, or overtly threatened, against Fuse or TEEE, their respective properties or any of their respective officers, directors, or subsidiaries (i) by any person arising out of, or in any way connected with, the Merger or that could give rise to material damages, or (ii) by any Governmental Body arising out of, or in any way connected with, the Merger or that could give rise to material damages; and

(j) all documents, instruments, certificates or other items required to be delivered by TEEE or Merger Sub pursuant to Section 2 shall have been delivered.

8. CONDITIONS TO CLOSING FOR TEEE AND MERGER SUB. The obligations of TEEE and Merger Sub to close the transaction contemplated by this Agreement are subject to the following conditions:

(a) the representations and warranties of Fuse as set forth in Section 11 shall remain accurate (i) if qualified as to materiality, in all respects, and (ii) if not qualified as to materiality, in all material respects, as of the Closing Date, and no material adverse change in the business, operations, financial condition or prospects of Fuse shall have occurred prior to the Closing Date;

(b) Fuse shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing;

(c) at least twenty (20) days shall have elapsed since the Information Statement was sent or given to the stockholders of TEEE in accordance with Rule 14c-2(c) promulgated under the Exchange Act and, following the expiration of such twenty (20) day period, the 14C Amendments shall have been filed by TEEE with the Delaware Secretary of State and the Commission;

(d) Fuse shall retain its good standing as a limited liability company in Delaware and in such other jurisdictions where it is required to be so qualified;

(e) all documents, instruments, certificates or other items required to be delivered by Fuse pursuant to Section 3 shall have been delivered;

(f) there shall be no action, suit, claim, order, injunction or proceeding of any nature pending, or overtly threatened, against Fuse or TEEE, their respective properties or any of their respective officers, directors, or subsidiaries (i) by any person arising out of, or in any way connected with, the Merger or that could give rise to material damages, or (ii) by any Governmental Body arising out of, or in any way connected with, the Merger or that could give rise to material damages; and

(g) upon request of TEEE, Fuse and the Representative, on behalf of the Holders, shall have provided TEEE with copies of accredited investor questionnaires or letters of transmittal (if such accredited investor information is included therein) and, based upon such information, TEEE shall have reasonably concluded in good faith that the issuance of the Merger Consideration can be completed in compliance with Rule 506 of Regulation D promulgated by the SEC under the Securities Act.

9. AT AND SUBSEQUENT TO THE CLOSING.

(a) Promptly following the Closing, but in no event later than four (4) business days following the Closing, TEEE and Surviving Company will file the Current Report on Form 8-K with respect to the consummation of the Merger as required by applicable law.

(b) From and after the Closing Date, TEEE shall not take, nor cause the Surviving Company or any affiliate of TEEE to take, any actions that would cause the Merger not to be a tax-free reorganization under Section 368 of the Internal Revenue Code.

10. [RESERVED].

11. REPRESENTATIONS OF FUSE. Fuse represents and warrants to TEEE as of the date of this Agreement and as of the Effective Time as follows:

(a) Ownership of Outstanding Units. Immediately prior to the Effective Time, the Outstanding Units will be free from claims, liens or other encumbrances and from any restrictions on transfer and will reflect 100% of the ownership equity of Fuse.

(b) Organization of Fuse; Authorization. Fuse is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Fuse is qualified to transact business in the State of Delaware and Texas. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized by all action necessary to be taken by Fuse, including by the Board of Managers and the members of Fuse, and this Agreement constitutes a valid and binding obligation of Fuse, enforceable against it in accordance with its terms. Executed copies of the foregoing consents of the Board of Managers and members of Fuse have been provided to TEEE and Merger Sub.

(c) Capitalization. The Holders listed on Schedule 1(e)(ii) are as of the date hereof, and the Holders listed on the updated Schedule 1(e)(ii) delivered prior to the Closing in accordance with Section 1(e)(ii) will be at the Effective Time, the beneficial and record owners of the Outstanding Units and such interests are and will constitute 100% of the outstanding equity of Fuse. All of the Outstanding Units are and will be validly issued, fully paid and non-assessable. There is no other class or series of securities authorized by the Limited Liability Company Agreement of Fuse or by the Certificate of Formation of Fuse. As of the Closing Date there will not be outstanding any warrants, options or other agreements on the part of Fuse obligating Fuse to issue any additional securities of any kind. No debt of Fuse is convertible into equity of Fuse.

(d) No Conflict as to Fuse. Neither the execution and delivery of this Agreement nor the consummation of Merger will (i) violate any provision of the Certificate of Formation or Limited Liability Company Agreement of Fuse, or (ii) except as set forth on Schedule 11(d), violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any encumbrance upon any property or assets of Fuse under, any material agreement or commitment to which Fuse is a party or by which its property or assets is bound, or to which any of the property or assets of Fuse is subject, or (iii) violate any statute or law or any judgment, decree, order, regulation or rule of any court, governmental agency or governmental body (collectively “Governmental Body”) applicable to Fuse, except, with respect to clauses (ii) and (iii), in the case of violations, conflicts, defaults, terminations, accelerations or encumbrances which are not likely to have a material adverse effect on the business or financial condition of Fuse as a whole.

(e) Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by Fuse in connection with the execution, delivery and performance of this Agreement by Fuse or the consummation of the Merger, other than the filing of a Certificate of Merger with the Delaware Secretary of State.

(f) Other Consents. Except as set forth on Schedule 11(d), no consent of any person is required to be obtained by Fuse to the execution, delivery and performance of this Agreement or the consummation of the Merger, including, but not limited to, consents from parties to leases or other agreements or commitments, except for (i) such consents, including the consent of the Board of Managers and members of Fuse, that have already been obtained and (ii) any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of Fuse as a whole.

(g) Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any Governmental Body pending or to the knowledge of Fuse threatened in writing against or involving Fuse or which questions or challenges the validity of this Agreement. Fuse is not subject to any judgment, order or decree that is reasonably likely to have a material adverse effect on the business or financial condition of Fuse as a whole.

(h) Absence of Certain Changes. Since September 1, 2013, except (i) for any borrowing, lending, or financing transaction between Fuse and an affiliate, made under commercially reasonable terms up to $500,000 in the aggregate, with the proceeds of such transaction(s) to be used for operating capital and expenses related to this Agreement and the related transactions contemplated hereby, (ii) for any transactions set forth on Schedule 11(h), and (iii) as described in the Fuse Financial Statements delivered prior to the date hereof or as otherwise disclosed in writing to TEEE prior to the date hereof, Fuse has not:

(i) suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

(ii) made any change or amendment in its Certificate of Formation or Limited Liability Company Agreement or other governing instruments;

(iii) issued or sold any securities or acquired, directly or indirectly, by redemption or otherwise, any securities, reclassified, split-up or otherwise changed any of its securities, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

(iv) organized any subsidiary or acquired any securities of any entity or any equity or ownership interest in any business;

(v) borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

(vi) paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

(vii) prepaid any material obligation having a maturity of more than ninety (90) days from the date such obligation was issued or incurred;

(viii) cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;

(ix) disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

(x) sold, transferred or otherwise disposed of any material assets, including without limitation technology and intangible assets;

(xi) granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

(xii) declared, set aside or paid any dividend on, or otherwise distributed (whether in cash, stock or property) in respect of, any of Fuse’s equity, or purchased, redeemed or otherwise acquired any of Fuse’s equity or any other securities of the Company or any options, warrants, calls or rights to acquire any such equity or other securities;

(xiii) incurred any liability other than trade debt in the ordinary course of business; or

(xiv) entered into any agreement with respect to any of the foregoing.

(i) Compliance with Law. The operations of Fuse have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over Fuse, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of Fuse as a whole. Fuse has not received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. Fuse has all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of its business, and is not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened in writing to the knowledge of Fuse.

(j) Title to Properties. Fuse owns all the material properties and assets that it purports to own (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the Fuse Financial Statements. All properties and assets, including without limitation technology and intangible assets, are free and clear of all material encumbrances and are not, in the case of real property, subject to any material rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (i) mortgages or security interests shown on the Fuse Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (ii) mortgages or security interests incurred in connection with the purchase of property or assets after the date of such financial statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (iii) as to real property, (A) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of Fuse as a whole and (B) zoning laws that do not impair the present or anticipated use of the property subject thereto, and (iv) liens for current taxes not yet due. The properties and assets of Fuse include all rights, properties and other assets necessary to permit Fuse to conduct business in all material respects in the same manner as it is conducted on the date of this Agreement.

(k) Brokers’ and Finders’ Fees. Fuse has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the Merger except any such liability that will be discharged by Fuse at the Closing.

(l) Financial Statements. The Fuse Financial Statements (i) have been prepared from, and are in accordance with, the books and records of Fuse and the subsidiaries; (ii) fairly present in all material respects the consolidated results of operations, cash flows, change in stockholders’ equity and consolidated financial position of Fuse and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of their unaudited statements to recurring year-end audit adjustments normal in nature and amount); (iii) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except in each case, as indicated in such statements or in the notes thereto. The books and records of Fuse and its subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting principles. The Pro Formas have been prepared in good faith and derived from the Fuse Financial Statements and the financial statements of TEEE and its subsidiaries included (or incorporated by reference) in the documents filed by TEEE with the Commission. At the Closing, Fuse will have no material liabilities other than trade debt in the ordinary course of business and as set forth in the Fuse Financial Statements as provided to TEEE prior to the date of this Agreement. Copies of the Fuse Financial Statements and the Pro Formas have been provided to TEEE.

12. REPRESENTATIONS OF TEEE AND MERGER SUB. TEEE and Merger Sub represent and warrant to Fuse as of the date of this Agreement and as of the Effective Time as follows:

(a) Organization; Authorization. TEEE and Merger Sub are each duly organized, validly existing and in good standing under the laws of Delaware with full power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action of TEEE and Merger Sub, including the Board of Directors of TEEE, the sole member of Merger Sub and the TEEE Stockholder Approval, and this Agreement constitutes a valid and binding obligation of TEEE and Merger Sub, enforceable against them in accordance with its terms. TEEE has no subsidiaries except for DPE Acquisition Corp., which is currently inactive, and Merger Sub. Executed copies of the foregoing consents of the Board of Directors of TEEE, the sole member of Merger Sub and the TEEE Stockholder Approval have been provided to TEEE and Merger Sub.

(b) Capitalization. The authorized capital stock of TEEE consists of 12,000,000 shares of common stock, par value $0.01 per share, and no shares of preferred stock, authorized. As of the date of this Agreement, TEEE has 5,848,185 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. As of the Closing Date giving effect to the reverse stock split contemplated hereby, TEEE shall have 400,000 shares of common stock outstanding immediately prior to the issuances for and on behalf of Fuse as contemplated hereby. As of the Closing Date, all of the issued and outstanding shares of common stock of TEEE are validly issued, fully paid and non-assessable and except as set forth on Schedule 12(b) there is not and as of the Closing Date, there will not be outstanding any warrants, options or other agreements on the part of TEEE obligating any of TEEE to issue any additional shares of common or preferred stock or any of its securities of any kind, except for such shares or securities called for in this Agreement. The Common Stock of TEEE is presently quoted on the OTC Markets OTCQB market under the symbol “TEEE”. TEEE is current in all of its required filings with the Commission. The Merger Consideration is duly authorized by TEEE, and upon issuance as provided in this Agreement will be fully-paid and non-assessable in the hands of the Holders and represent collectively 90% of the issued and outstanding capital stock of TEEE.

(c) No Conflict as to TEEE and Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the Merger will (i) violate any provision of the Certificate of Incorporation or Bylaws of TEEE or the Certificate of Formation and Limited Liability Company Agreement of Merger Sub, or (ii) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any encumbrance upon any property or assets of any of TEEE or any of its subsidiaries under, any material agreement or commitment to which any of TEEE or any of its subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of any of TEEE or any of its subsidiaries is subject, or (iii) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to TEEE or any of its subsidiaries, except, with respect to clauses (ii) and (iii), in the case of violations, conflicts, defaults, terminations, accelerations or encumbrances which are not likely to have a material adverse effect on the business or financial condition of TEEE and its subsidiaries, taken as a whole.

(d) Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by TEEE in connection with the execution, delivery and performance of this Agreement by TEEE or the Merger, other than (i) the filing of the Information Statement (including the information required pursuant to Rule 14f-1 under the Exchange Act) with the Commission, (ii) the filing of a certificate of amendment to TEEE’s Certificate of Incorporation with the Delaware Secretary of State for the 14C Amendments, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State and (iv) the filing of Current Reports on Form 8-K with the Commission disclosing the execution of this Agreement and the consummation of the transactions contemplated hereby.

(e) Other Consents. No consent of any person is required to be obtained by TEEE to the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, including, but not limited to, consents from parties to leases or other agreements or commitments, except for (i) such consents, including the consent of the Board of Directors of TEEE, the consent of the sole member of Merger Sub and the TEEE Stockholder Approval, that have already been obtained and (ii) any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of TEEE.

(f) Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any Governmental Body pending or to the knowledge of TEEE threatened in writing against or involving TEEE or Merger Sub or which questions or challenges the validity of this Agreement. Neither TEEE nor Merger Sub is subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of TEEE or Merger Sub as a whole.

(g) Absence of Certain Changes. Since September 1, 2013, TEEE has not:

(i) suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

(ii) made any change or amendment in its Certificate of Incorporation or Bylaws, or other governing instruments;

(iii) other than as set forth in the public reports available on EDGAR, issued or sold any equity securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such equity securities, reclassified, split-up or otherwise changed any such equity security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

(iv) organized any new subsidiary or acquired any equity securities of any person or any equity or ownership interest in any business;

(v) borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money, except for the notes listed on Schedule 12(g) and any loans made by Fuse and its affiliates to TEEE, which shall be payable upon the consummation of the transactions contemplated by this Agreement or one year after the termination of this Agreement and shall be subject to such other terms and conditions upon which Fuse and TEEE shall agree (the “Fuse Loans”);

(vi) paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

(vii) prepaid any material obligation having a maturity of more than ninety (90) days from the date such obligation was issued or incurred;

(viii) cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;

(ix) disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

(x) sold, transferred or otherwise disposed of any material assets, including without limitation technology and intangible assets; or

(xi) granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

(xii) declared, set aside or paid any dividend on, or otherwise distributed (whether in cash, stock or property) in respect of, any of TEEE’s stock, or purchased, redeemed or otherwise acquired any of TEEE’s capital stock or any other securities of TEEE or any options, warrants, calls or rights to acquire any such shares or other securities;

(xiii) incurred any liability other than trade debt in the ordinary course of business; or

(xiv) entered into any agreement with respect to any of the foregoing.

(h) Commission Filings. Since September 1, 2012, TEEE has filed all documents that are required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act. TEEE has made available to Fuse an accurate and complete copy of each communication mailed by TEEE to its stockholders since the time of filing of the Form 10-K for the year ending August 31, 2012. No such document or communication filed by TEEE, at the time filed or communicated (or, if amended prior to the date of this Agreement, as of the date of such amendment), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they are made, not misleading. As of their respective dates, all documents filed by TEEE with the Commission complied as to form in all material respects with the published rules and regulations of the Commission with respect thereto. To the knowledge of TEEE, none of the documents it filed with the Commission is the subject of any ongoing review or investigation by the Commission or any other governmental entity and there are no unresolved Commission comments with respect to any of such documents.

(i) Financial Statements. The financial statements of TEEE and its subsidiaries included (or incorporated by reference) in the documents filed by TEEE with the Commission (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of TEEE and the subsidiaries; (ii) fairly present in all material respects the consolidated results of operations, cash flows, change in stockholders’ equity and consolidated financial position of TEEE and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of their unaudited statements to recurring year-end audit adjustments normal in nature and amount); (iii) complied, as of their respective dates of filing with the Commission, in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except in each case, as indicated in such statements or in the notes thereto. The books and records of TEEE and its subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting principles. At the Closing, TEEE will have no liabilities other than those described in Schedule 7(a) and as set forth in the Reports on Form 10-Q and 10-K filed by TEEE with the Commission after September 1, 2012 and prior to the date of this Agreement.

(j) Compliance with Law. The operations of TEEE have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over TEEE, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of TEEE as a whole. TEEE has not received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. TEEE has all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of its business, and is not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened in writing to the knowledge of TEEE.

(k) Title to Properties. TEEE owns all the material properties and assets that it purports to own (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in its Annual Report on Form 10-K for the year ended August 31, 2012 (the “10-K”). All properties and assets, including without limitation technology and intangible assets, are free and clear of all material encumbrances and are not, in the case of real property, subject to any material rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (i) mortgages or security interests shown in the 10-K as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (ii) mortgages or security interests incurred in connection with the purchase of property or assets after the date of such financial statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (iii) as to real property, (A) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of TEEE as a whole and (B) zoning laws that do not impair the present or anticipated use of the property subject thereto, and (iv) liens for current taxes not yet due. The properties and assets of TEEE include all rights, properties and other assets necessary to permit TEEE to conduct business in all material respects in the same manner as it is conducted on the date of this Agreement.

(l) Operations; Capitalization of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities, has no employees and has conducted its operations only as contemplated hereby. The authorized units of Merger Sub consists of one (1) membership unit, which is owned by TEEE and is validly issued, fully paid and nonassessable.

(m) Brokers and Finder's Fees. TEEE has not, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

13. CHARTER PROTECTIONS; DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE.

(a) All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of TEEE as provided in the Certificate of Incorporation and Bylaws of TEEE as of the date hereof or in any indemnification agreements shall survive the Merger and shall continue in full force and effect in accordance with their terms.

(b) For a period of three (3) years after the Closing Date, TEEE shall cause to be maintained in effect the current policies of directors' and officers' liability insurance it maintains (or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts and events that occurred prior to the Closing Date.

(c) If either of TEEE or Surviving Company or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, in each such case, to the extent necessary, proper provision shall be made so that such successors and assigns assume the obligations set forth in this Section 13.

(d) The provisions of this Section 13 are intended to be for the benefit of, and shall be enforceable by, each director or officer of TEEE on the Closing Date and may not be changed without the consent of Donehew, as representative of the same.

14. CERTAIN WAIVERS.

(a) As additional consideration for the Merger, Donehew shall deliver to Fuse a general release and waiver (“Donehew Waiver”) by which he releases and forever discharges, effective as of the Closing Date, TEEE and its directors, officers, shareholders, employees and agents, from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or un-accrued, asserted or un-asserted, and whether known or unknown arising out of or resulting from his (i) status as a holder of an equity interest in TEEE; or (ii) employment, service, consulting or other similar agreement entered into with TEEE prior to Closing to the extent that the basis for claims under any such agreement that survives the Closing arise prior to the Closing, provided, however, the foregoing shall not release any obligations owing to him set forth in this Agreement or any other documents executed in connection with the Merger.

(b) As additional consideration for the Merger, each of the members of Fuse shall deliver to TEEE a general release and waiver (“Fuse Members Waivers”) by which he, she or it releases and forever discharges, effective as of the Closing Date, Fuse and its managers, officers, members, employees and agents, from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or un-accrued, asserted or un-asserted, and whether known or unknown arising out of or resulting from his, her or its (i) status as a holder of an equity interest in Fuse; or (ii) employment, service, consulting or other similar agreement entered into with Fuse prior to Closing to the extent that the basis for claims under any such agreement that survives the Closing arise prior to the Closing, provided, however, the foregoing shall not release any obligations owing to him, her or it set forth in this Agreement or any other documents executed in connection with the Merger. Such release shall be contained in the Letter of Transmittal.

15. NO SECURITIES TRANSACTIONS. Neither Fuse or TEEE, or any of either of their stockholders, members, managers, officers, employees or their affiliates, directly or indirectly, shall engage in any transactions involving the securities of TEEE prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. Fuse shall use its commercially reasonable efforts to require each of its officers, managers, members, employees, agents and representatives to comply with the foregoing requirement.

16. INDEMNIFICATION.

(a) The Holders (the “Holder Indemnitees”) shall be indemnified, defended and held harmless by TEEE from and against all Losses asserted against, resulting to, imposed upon, or incurred by any Holder Indemnitee by reason of, arising out of or resulting from:

(i) the inaccuracy or breach of any representation or warranty of TEEE or Merger Sub contained in or made pursuant to this Agreement; or

(ii) the non-fulfillment or breach of any covenant or agreement of TEEE or Merger Sub contained in this Agreement.

(b) TEEE and its officers, directors and affiliates (the “TEEE Indemnitees”) shall be indemnified, defended and held harmless by the Holders, from and against all Losses asserted against, resulting to, imposed upon, or incurred by any TEEE Indemnitee by reason of, arising out of or resulting from:

(i) the inaccuracy or breach of any representation or warranty of Fuse contained in or made pursuant to this Agreement; or

(ii) the non-fulfillment or breach of any covenant or agreement of Fuse contained in this Agreement.

(c) As used in this Section 16, the term “Losses” shall mean all losses, liabilities, damages, judgments, awards, orders, penalties, settlements, costs and expenses (including, without limitation, interest, penalties, court costs and reasonable legal fees and expenses), including those arising from any demands, claims, suits, actions, costs of investigation, notices of violation or noncompliance, causes of action, proceedings and assessments, but shall exclude consequential damages, lost profits and punitive damages.

(d) Except with respect to the representations and warranties of Fuse contained in Sections 11(a), 11(b) and 11(c), and the representations and warranties of TEEE and Merger Sub contained in Sections 12(a) and 12(b) and the representations and warranties of the Holders contained in the letter of transmittal submitted pursuant to Section 1(l) (the “Surviving Representations”), which shall survive the Closing without limitation as to time, the representations and warranties in this Agreement by Fuse and the Holders and by TEEE shall survive the Closing for a period of six (6) months, which is the escrow period. The covenants and agreement in this Agreement by Fuse and TEEE shall survive the Closing in accordance with their terms.

(e) Any claim made by a Party hereunder prior to the expiration of the escrow period shall be preserved despite the subsequent expiration of the escrow period, and any claim set forth in a notice of claim sent prior to the expiration of the escrow period shall survive until final resolution thereof. Except as set forth in the immediately preceding sentence, no claim for indemnification under this Section 16 shall be brought after the end of the six (6) month escrow period in the Escrow Agreement.

(f) Notwithstanding any other provisions in this Agreement, no amount shall be payable by TEEE under Section 16(a) or by the Holders under Section 16(b) unless and until the aggregate amount of all indemnifiable Losses owed thereunder exceeds $120,000 (the “Deductible”), in which event the amount payable shall include all amounts in excess of the Deductible and all future amounts that become payable under Section 16(a) or Section 16(b), as the case may be, from time to time thereafter, subject to the further provisions of this Section 16.

(g) Notwithstanding any other provisions in this Agreement, except with respect to the Surviving Representations, the aggregate liability of the Holders for Losses pursuant to Section 16(b) shall not in any event exceed the Escrowed Shares, and no TEEE Indemnitee under Section 16(b) shall have a claim other than for the Escrowed Shares (and any proceeds of the shares or distributions with respect to the Escrowed Shares).

(h) The Parties, on behalf of themselves and all other indemnitees in this Section 16, hereby acknowledge and agree that, from and after the Closing, the sole remedy with respect to any and all claims for money damages arising out of or relating to this Agreement shall be pursuant and subject to the requirements of the indemnification provisions set forth in this Section 16. Notwithstanding any of the foregoing, nothing contained in this Section 16 shall in any way impair, modify or otherwise limit a Party's right to bring any claim, demand or suit against any other Party based upon such other Party’s actual fraud or intentional or willful misrepresentation or omission, it being understood that a mere breach of a representation and warranty, without intentional or willful misrepresentation or omission, does not constitute fraud.

(i) The Representative shall act on behalf of the Holders and the Holder Indemnitees for all purposes under this Section 16, including the initiation and settlement of any claims for indemnification hereunder. The parties acknowledge that the Representative’s obligations under this Section 16 are solely as a representative of the Holders and the Holder Indemnitees in the manner set forth herein and in the Escrow Agreement, and that the Representative shall have no personal responsibility for any expenses incurred by the Representative in such capacity and that all payments to TEEE as a result of such indemnification obligations shall be made solely from, and only to the extent of, the Escrowed Shares. Out-of-pocket expenses of the Representative for attorneys’ fees and other costs shall be borne by the Holders in accordance with Section 18(d). The Escrow Agent, pursuant to the Escrow Agreement after the Closing, may apply all or a portion of the Escrowed Shares to satisfy any claim for indemnification pursuant to this Section 16. The Escrow Agent will hold the remaining portion of the Escrowed Shares until final resolution of all claims for indemnification or disputes relating thereto.

17. TERMINATION

(a) This Agreement may be terminated at any time upon the mutual agreement of the Parties.

(b) This Agreement may be terminated by either Fuse or TEEE if the Closing has not occurred by February 15, 2014; provided, however, the Parties agree that such date shall automatically be extended to March 15, 2014 if the Commissions elects to review the Information Statement. The right to terminate this Agreement under this Section 17(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement.

(c) Subject to Section 17(d), this Agreement may be terminated on written notice by either TEEE and Merger Sub, on the one hand, and Fuse, on the other hand, if such terminating Party is not then in breach of this Agreement, in the event of a breach by the other Party of its material obligations under this Agreement which remains uncured after notice and opportunity to cure as provided in Section 17(d).

(d) If noncompliance, nonperformance or breach by a Party hereto occurs or exists and can be cured or eliminated, the Party wishing to terminate this Agreement in accordance with Section 17(c) shall not terminate unless and until (i) it has given the other Party written notice that the noncompliance, nonperformance or breach has occurred, specifying the nature thereof and the action required to cure, and (ii) such noncompliance, nonperformance or breach shall not have been cured or eliminated, or the Party giving the notice shall not have otherwise been held harmless from the consequences of the noncompliance, nonperformance or breach to its satisfaction, within thirty (30) days of the receipt of such notice.

(e) Upon termination of this Agreement, this Agreement shall become null and void and there shall be no liability on the part of any Party hereto, or their respective managers, members, directors, stockholders, officers, employees, agents or affiliates; provided, however, that nothing herein shall relieve any Party from any liability for any breach by such Party of this Agreement, and all rights and remedies of the nonbreaching Party shall be preserved. Sections 19 through 27 of this Agreement shall survive any such termination.

18. AUTHORIZATION OF THE REPRESENTATIVE.

(a) As a condition to receiving Merger Consideration, each Holder shall irrevocably constitute and appoint the Representative. The Representative hereby agrees to accept such appointment as the true and lawful agent and attorney-in-fact of such Holder with full power of substitution to act in the name, place and stead of such Holder with respect to the performance on behalf of any such Holder under the terms and provisions hereof, and to do or refrain from doing all such further acts and things, and to execute all such documents, as the Representative shall deem necessary or appropriate in connection with any transaction contemplated hereunder, including the power to:

(i) act for any such Holder with respect to its Ownership Interest Share;

(ii) accept any notices and communications pursuant to Section 19 on behalf of the Holders, such that a notice or communication shall be deemed duly given to the Holders upon delivery to or receipt by the Representative, in accordance with Section 19;

(iii) act for any such Holder, if applicable, with respect to all indemnification matters referred to herein, including the right to compromise or settle any such claim on behalf of any such Holder;

(iv) amend or waive any provision hereof in any manner;

(v) employ, obtain and rely upon the advice of legal counsel, accountants and other professional advisors as the Representative, in its sole discretion, deems necessary or advisable in the performance of the duties of the Representative;

(vi) do or refrain from doing any further act or deed on behalf of any such Holder that the Representative deems necessary or appropriate, in the sole discretion of the Representative, relating to the subject matter hereof as fully and completely as any such Holder could do if personally present and acting and as though any reference to such Holder herein was a reference to the Representative;

(vii) execute, on behalf of such Holder, any agreement or other document necessary or appropriate in connection with the transactions contemplated by this Agreement; and

(viii) make any representation or warranty on behalf of such Holder necessary or appropriate in connection with the transactions contemplated by this Agreement.

(b) The Representative shall promptly provide written notice to each Holder of any action taken on behalf of the Holders by the Representative pursuant to the authority delegated to the Representative under this Section 18.

(c) The appointment of the Representative shall be deemed coupled with an interest and shall be irrevocable, and any other person or entity may conclusively and absolutely rely, without inquiry, upon any action of the Representative as the act of each Holder in all matters referred to herein.

(d) Neither the Representative nor its agents shall be liable to any Holder or any other person or entity for any error of judgment, or any action taken, suffered or omitted to be taken, under this Agreement, except in the case of the Representative’s fraud or willful misconduct. The Holders, severally and not jointly, shall indemnify, reimburse, defend and hold harmless the Representative from and against any and all Losses incurred in connection with, arising out of, resulting from or incident to the acceptance, performance or administration of the Representative’s duties under this Agreement, except in the case of fraud or willful misconduct in the performance of such duties. The Representative may consult with legal counsel, independent public accountants and other experts selected by it, and will not be liable for any action taken or omitted to be taken in good faith by the Representative in accordance with the advice of such counsel, accountants or experts. As to any matters not expressly provided for in this Agreement, the Representative will not be required to exercise any discretion or take any action. All costs and expenses of the Representative in connection with the fulfillment of its obligations under this Agreement shall be borne by the Holders, pro rata based on their Ownership Interest Shares.

(e) The death or incapacity, or dissolution or other termination of existence, of any Holder does not terminate the authority and agency of the Representative (or successor thereto). The provisions of this Section 18 are binding upon the executors, heirs, legal representatives and successors of each Holder, and any references in this Agreement to a Holder or the Holders means and includes successors to the Holders’ rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

19. NOTICES. Any notice which any of the Parties may desire to serve upon any of the other Parties shall be in writing and shall be conclusively deemed to have been received by the Party at its address, if hand delivered or if mailed, postage prepaid, United States mail, registered, return receipt requested, to the following addresses, or if sent by electronic mail or facsimile to the following electronic mail address or facsimile numbers:

If to Fuse:
Fuse Medical LLC
4770 Bryant Irvin Court, Suite 400
Fort Worth, TX 76107
Attention: D. Alan Meeker, Manager
Telephone: (817) 439-7025
Facsimile: (817) 887-1730
E-mail: alan@fusemedical.com

With a copy to:

Karen C. McConnell, Esq.
Ballard Spahr LLP
1 East Washington Street
23rd Floor
Phoenix, AZ 85004-2555
Facsimile: (602) 798-5403
E-mail: mcconnellk@ballardspahr.com

If to TEEE or Merger Sub:
Golf Rounds.com, Inc.
111 Village Parkway, Building #2
Marietta, GA 30067
Attention: Robert H. Donehew, President
Telephone: (770) 952-3386
Facsimile: (770) 984-2720
E-mail: rdonehew@aol.com

With a copy to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
Attention: David Alan Miller and Brian L Ross
Telephone: (212) 818-8880
Facsimile: (212) 818-8881
E-mail: dmiller@graubard.com
bross@graubard.com

If to Representative:
D. Alan Meeker
4770 Bryant Irvin Court, Suite 400
Fort Worth, TX 76107
Telephone: (817) 307-2525
Facsimile: (817) 887-1269
E-mail: alan@cviewgroup.com

With a copy to:

Karen C. McConnell, Esq.
Ballard Spahr LLP
1 East Washington Street
23rd Floor
Phoenix, AZ 85004-2555
Facsimile: (602) 798-5403
E-mail: mcconnellk@ballardspahr.com

20. SUCCESSORS. This Agreement may not be assigned by any Party without the prior written consent of all other Parties. This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the Parties.

21. CHOICE OF LAW; VENUE. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, and the Parties hereby submit to the exclusive jurisdiction of the state and federal courts located in Tarrant County, Texas in respect of all disputes arising hereunder. Each of the Parties agrees that all claims in respect of any dispute may be heard and determined only in such courts, and agrees not to bring any action or proceeding arising out of, or relating to, this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought. Each Party agrees that a final judgment in any action so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by applicable law. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

22. COUNTERPARTS. This Agreement may be signed in one or more counterparts, all of which taken together shall constitute one entire agreement.

23. CONFIDENTIAL INFORMATION. The Parties hereby acknowledge and agree that all information disclosed to each other, whether written or oral, relating to the disclosing Party’s business activities, including its customer names and addresses, operating plans, existing services, new or envisioned products or services and the development thereof, scientific, engineering, or technical information, marketing and product promotional material, including brochures, product literature and plan sheets, customer reports, information relating to order processing, pricing, costs and quotations, and any and all information relating to relationships with customers, is considered confidential information, and is proprietary to, and is considered the invaluable trade secret of such Party (collectively “Confidential Information”). Such confidentiality obligations will not apply to (i) information which was known to the one Party or its agents prior to receipt from the other Party; (ii) information which is or becomes generally known through no fault of a Party; (iii) information acquired by a Party or their respective agents from a third party who was not bound to an obligation of confidentiality; (iv) disclosure required by law, regulation or stock exchange rule; or (v) disclosure consented to by the other Party. Any disclosure of any Confidential Information by any Party, its employees, or representatives shall cause immediate, substantial, and irreparable harm and loss to the disclosing Party. Each Party understands that the others desire to keep such Confidential Information in the strictest confidence, and that such Party’s agreement to do so is a continuing condition of the receipt and possession of Confidential Information, and a material provision of this Agreement, and a condition that shall survive the termination of this Agreement. Consequently, each Party shall use Confidential Information for the sole purpose of performing its obligations as provided herein.

24. ENTIRE AGREEMENT. This Agreement and Exhibits and Schedules hereto and the documents and instruments delivered pursuant hereto set forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersede all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

25. COSTS AND EXPENSES. Subject to the Fuse Loans, each Party will bear the expenses of its own attorneys, brokers, investment bankers, agents, and finders employed by such Party; provided, however, that Fuse will pay up to $15,000 to Graubard Miller for its representation in connection with the negotiation of this Agreement and the preparation, filing and mailing of the Information Statement. The Parties agree that such cap shall not apply to any other work Graubard Miller may be asked to perform in connection with its representation of TEEE, including without limitation any work in connection with the preparation and filing of a Current Report on Form 8-K disclosing the consummation of the transactions contemplated by this Agreement or any work performed after the Closing; provided, however, that all such work must be pre approved by Fuse in writing.

26. ATTORNEY’S FEES. Should any action be commenced between or among the Parties to this Agreement concerning the matters set forth in this Agreement or the right and duties of any of them in relation thereto, the prevailing Party in such action shall be entitled, in addition to such other relief as may be granted, to recover from the other Party or Parties its reasonable attorney’s fees and other expenses.

27. RULES OF CONSTRUCTION. The headings of Sections are provided for convenience only and do not affect the construction or interpretation of this Agreement. Any reference in this Agreement to a “Section,” “Schedule” or “Exhibit” refers to the corresponding section, schedule or exhibit of or to this Agreement, unless the context indicates otherwise. Any reference to a statute refers to the statute, any amendments or successor legislation, and all regulations promulgated under or implementing the statute, as in effect at the relevant time. Any reference to a contract as of a given date means the contract as amended, supplemented and modified from time to time through such date. All pronouns and any variations thereof shall be construed to refer to such gender and number as the identity of the person or persons may require. The terms “include” and “including” indicate examples of a foregoing general statement and not a limitation on that general statement. Words such as “hereof,” “herein,” “hereunder,” and “hereinafter,” refer to this Agreement as a whole, unless the context otherwise requires. Each Party acknowledges that such Party, either directly or through such Party’s representatives, has participated in the drafting of this Agreement, and any applicable rule of construction that ambiguities are to be resolved against the drafting Party should not be applied in connection with the construction or interpretation of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

Fuse:	Fuse Medical, LLC, a Delaware limited liability company

	By:	/s/ D. Alan Meeker
D. Alan Meeker
Manager

TEEE:	Golf Rounds.com, Inc., a Delaware corporation

	By:	/s/ Robert H. Donehew
Robert H. Donehew
President

Merger Sub:	Project Fuse LLC, a Delaware limited liability company

	By:	/s/ Robert H. Donehew
Robert H. Donehew
Manager

Representative:	By:	/s/ D. Alan Meeker
D. Alan Meeker

EXHIBIT A
DEFINED TERMS

The following terms have the respective meanings given to them below or in the Sections of this Agreement set forth below:

“10-K” is defined in Section 12(k).

“14C Amendments” means the amendments to the TEEE Certificate of Incorporation that have been duly approved by the TEEE Stockholder Approval and will be set forth in the Information Statement, which amendments shall effect (i) the Reverse Stock Split, (ii) an increase in authorized capital stock from 12,000,000 shares of common stock to 500,000,000 shares of common stock and from 0 shares of preferred stock to 20,000,000 shares of preferred stock, and (iii) a name change of TEEE to “Fuse Medical, Inc.”

“Agreement” is defined in the preamble.

“Business Day” means any day other than a Saturday, Sunday or legal holiday as recognized in the State of Delaware.

“Closing” is defined in Section 1(c).

“Closing Date” is defined in Section 1(c).

“Confidential Information” is defined in Section 23.

“Commission” is defined in Section 7(d).

“Deductible” is defined in Section 16(e).

“Donehew” means Robert Donehew.

“Donehew Waiver” is defined in Section 14(a).

“Effective Time” is defined in Section 1(c).

“Escrow Agent” is defined in Section 1(h).

“Escrow Agreement” is defined in Section 1(h).

“Escrowed Shares” is defined in Section 1(h).

“Fuse” is defined in the preamble.

“Fuse Financial Statements” means audited financial statements of Fuse for the fiscal years ended August 31, 2012, and August 31, 2013 and any interim or other financial statements required for inclusion in the Information Statement or Current Report on Form 8-K to be filed in connection with this Agreement (including the balance sheet, statement of operations, statement of cash flows, statement of member equity and all related notes).

“Fuse Loans” is defined in Section 12(g).

“Fuse Members Waivers” is defined in Section 14(b).

“Governmental Body” is defined in Section 11(d).

“Holders” is defined in Section 1(e)(ii).

“Holder Indemnitees” is defined in Section 16(a).

“Information Statement” is defined in Section 1(j).

“Losses” is defined in Section 16(c).

“Lock Up Agreement” is defined in Section 2(g).

“Merger” is defined in Section 1(a).

“Merger Consideration” is defined in Section 1(e)(ii)(B).

“Merger Sub” is defined in the preamble.

“Outstanding Unit” is defined in Section 1(e)(ii).

“Outstanding Units” is defined in Section 1(e)(ii).

“Ownership Interest Share” is defined in Section 1(e)(ii)(A).

“Parties” is defined in the preamble.

“Pro Formas” means pro forma financial statements reflecting the transactions contemplated by this Agreement (including a pro forma balance sheet and statement of operations and all related notes thereto) for the fiscal year ended August 31, 2013 and any interim or other pro forma financial statements as are required for inclusion in the Information Statement or Current Report on Form 8-K to be filed in connection with this Agreement.

“Registration Rights Agreement” is defined in Section 2(f).

“Representative” is defined in the preamble.

“Reverse Stock Split” means the 14.62 to 1 reverse stock split of the TEEE common stock approved by the TEEE Stockholder Approval.

“Surviving Company” is defined in Section 1(a).

“Surviving Representations” is defined in Section 16(d).

“TEEE” is defined in the preamble.

“TEEE Indemnitees” is identified in Section 16(b).

“TEEE Stockholder Approval” is identified in Section 2(j).

EXHIBIT B

ESCROW AGREEMENT

This ESCROW AGREEMENT, dated as of _______, 2014 (together with schedules hereto, this “Agreement”), is by and among D. ALAN MEEKER (“Meeker”), with an address of 4770 Bryant Irvin Court, Suite 400, Fort Worth, Texas 76107, acting as the representative of the former holders (each, a “Holder”) of all of the membership interests of Fuse Medical LLC (“Fuse”); FUSE MEDICAL, INC. (formerly known as Golf Rounds.com, Inc.), a Delaware corporation, with principal offices located at _______ (“Parent” or “Indemnitee”); and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, a New York limited liability trust company, with principal offices located at 6201 15th Avenue, Brooklyn, New York, 11219 (“Escrow Agent”).

Parent, Project Fuse LLC (“Merger Sub”), Fuse and Meeker, solely in his capacity as representative of the Holders, are the parties to an Agreement and Plan of Merger dated as of December 18, 2013 (the “Merger Agreement”) pursuant to which Fuse has merged into Merger Sub, with Fuse being the surviving entity of such merger and remaining a wholly-owned subsidiary of Parent (the “Merger”). Pursuant to the Merger Agreement and the letters of transmittal (the “Letters of Transmittal”) delivered by the Holders in connection with the exchange of their membership interests for shares of common stock of Parent, par value $0.01 per share (“Parent Common Stock”), in the Merger, Parent is to be indemnified in certain respects. References herein to the Merger Agreement include, for the purposes of the indemnification obligations contained in the Letters of Transmittal, the Letters of Transmittal. The parties desire to establish an escrow fund as collateral security for the indemnification obligations under the Merger Agreement. The Indemnitor Representative (as defined below) has been designated pursuant to the Merger Agreement to represent all of the Holders and each Permitted Transferee (as hereinafter defined) of the Holders (the Holders and all such Permitted Transferees are hereinafter referred to collectively as the “Owners”), and to act on their behalf for purposes of this Agreement. The Indemnitee Representative (as defined below) is designated hereby to represent Parent, and to act on its behalf for purposes of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.
Definitions. The following terms shall have the meanings indicated or referred to below, inclusive of their singular and plural forms, except where the context requires otherwise. Unless the context requires otherwise, all references to “years,” “months,” or “days” shall mean “calendar years,” “calendar months,” and “calendar days.” References in this Agreement to “including” shall mean “including, without limitation,” whether or not so specified. Any term not defined below which is initially capitalized in this Agreement shall have the meaning ascribed to it in this Agreement.

“Affiliate” means, with respect to any person, (a) a person which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such person, (b) any person of which such person is the beneficial owner of a twenty-five percent (25%) or greater interest, or (c) any person which acquires all or substantially all of the assets of such person. A person is deemed to control another person if such person, directly or indirectly, has the power to direct the management, operations or business of such person. The term “beneficial owner” is to be determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

“Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Holder Representative” or “Indemnitor Representative” shall mean D. Alan Meeker or any other person designated in a writing signed by the Owners (as hereinafter defined) and delivered to Escrow Agent and Parent Representative in accordance with the notice provisions of this Agreement, to act as the Holders’ representative under this Agreement. D. Alan Meeker has been designated, pursuant to the Merger Agreement and the letters of transmittal delivered by the Holders in connection with the closing of the transactions contemplated by the Merger Agreement, to represent the Holders, and to act on their behalf for purposes of this Agreement.

“Joint Written Direction” shall mean a Joint Notice (as defined below) or any other direction executed by the Representatives to take or refrain from taking an action pursuant to this Agreement.

“Parent Representative” or “Indemnitee Representative” shall mean Robert H. Donehew or any other person (other than any person who is a Holder or present or former affiliate of a Holder) designated in a writing signed by the then-existing Parent Representative and delivered to Escrow Agent and Holder Representative in accordance with the notice provisions of this Agreement, to act as Parent’s representative under this Agreement. This provision shall not be amended without the consent of the then-existing Parent Representative.

“Representatives” shall mean the Indemnitor Representative and the Indemnitee Representative.

2.	Escrow Fund; Appointment; Stockholder Rights.

(a)
Concurrently with the execution hereof, Parent's transfer agent is delivering to the Escrow Agent, to be held in escrow pursuant to the terms of this Agreement, stock certificates in the amounts set forth in Schedule B hereto issued in the names of each Holder representing a portion of the shares of common stock of Parent, par value $0.01 per share (“Parent Common Stock”), issued to the Holders in the Merger, together with two (2) assignments (separate from certificate) executed in blank by such Stockholder, with medallion signature guaranties. The shares of Parent Common Stock represented by the stock certificates so delivered by the Holders to the Escrow Agent are herein referred to in the aggregate as the “Escrow Fund.” The Escrow Agent shall maintain a separate account for each Holder and, subsequent to any transfer permitted pursuant to Paragraph 2(d) hereof, each Owner’s, portion of the Escrow Fund.

(b)
The Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof. It shall treat the Escrow Fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent. The Escrow Agent’s duties hereunder shall terminate upon its distribution of the entire Escrow Fund in accordance with this Agreement.

(c)
Except as herein provided, the Owners shall retain all of their rights as stockholders of Parent with respect to shares of Parent Common Stock constituting the Escrow Fund during the period the Escrow Fund is held by the Escrow Agent (the “Escrow Period”), including, without limitation, the right to vote their shares of Parent Common Stock included in the Escrow Fund.

(d)
During the Escrow Period, all dividends payable in cash with respect to the shares of Parent Common Stock included in the Escrow Fund shall be paid to the Owners, but all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Fund” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

(e)
During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the shares of Parent Common Stock in the Escrow Fund except (i) to a “Permitted Transferee” (as hereinafter defined), (ii) by virtue of the laws of descent and distribution upon death of any Owner, or (iii) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and to the appointment of the Indemnitor Representative to represent such Permitted Transferee and to act on such Permitted Transferee’s behalf for the purposes of this Agreement. As used in this Agreement, the term “Permitted Transferee” shall include: (x) members of a Holder’s “Immediate Family” (as hereinafter defined); (y) an entity in which (A) a Holder and/or members of a Holder’s Immediate Family beneficially own 100% of such entity’s voting and non-voting equity securities, or (B) a Holder and/or a member of such Holder’s Immediate Family is a general partner and in which such Holder and/or members of such Holder’s Immediate Family beneficially own 100% of all capital accounts of such entity; and (z) a revocable trust established by a Holder during his lifetime for the benefit of such Holder or for the exclusive benefit of all or any of such Holder’s Immediate Family. As used in this Agreement, the term “Immediate Family” means, with respect to any Holder, a spouse, Parent, lineal descendants, the spouse of any lineal descendant, and brothers and sisters (or a trust, all of whose current beneficiaries are members of an Immediate Family of the Holder). In connection with and as a condition to each permitted transfer, the Permitted Transferee shall deliver to the Escrow Agent an assignment separate from certificate executed by the transferring Holder, with medallion signature guaranty, or where applicable, an order of a court of competent jurisdiction, evidencing the transfer of shares to the Permitted Transferee, together with two (2) assignments (separate from certificate) executed in blank by the Permitted Transferee, with medallion signature guaranties, with respect to the shares transferred to the Permitted Transferee. Upon receipt of such documents, the Escrow Agent shall deliver to Parent’s transfer agent the original stock certificate out of which the assigned shares are to be transferred, together with the executed assignment separate from certificate executed by the transferring Holder, or a copy of the applicable court order, and shall request that Parent issue new certificates representing (m) the number of shares, if any, that continue to be owned by the transferring Holder, and (n) the number of shares owned by the Permitted Transferee as the result of such transfer. Parent, the transferring Holder and the Permitted Transferee shall cooperate in all respects with the Escrow Agent in documenting each such transfer and in effectuating the result intended to be accomplished thereby. During the Escrow Period, no Owner shall pledge or grant a security interest in such Owner’s shares of Parent Common Stock included in the Escrow Fund or grant a security interest in such Owner’s rights under this Agreement.

3.	Claims.

(a)
Parent, acting through the Parent Representative, may make a claim for indemnification pursuant to Section 16 of the Merger Agreement (“Indemnification Claim”) against the Escrow Fund by giving notice (a “Notice”) to the Holder Representative (with a copy to the Escrow Agent) specifying (i) the covenant, representation, warranty, or agreement contained in the Merger Agreement which it asserts has been breached or otherwise entitles Parent to indemnification, (ii) in reasonable detail, the nature and dollar amount of any Indemnification Claim, and (iii) whether the Indemnification Claim results from a claim by a person other than the parties to the Merger Agreement (“Third Party Claim”) against Parent or Fuse. The Parent Representative also shall deliver to the Escrow Agent (with a copy to the Holder Representative), concurrently with its delivery to the Escrow Agent of the Notice, a certification as to the date on which the Notice was delivered to the Holder Representative.

(b)
If the Indemnitor Representative shall give a notice to the Indemnitee Representative (with a copy to the Escrow Agent) (a “Counter Notice”), within 30 days following the date of receipt (as specified in the Committee’s certification) by the Indemnitor Representative of a copy of the Notice, disputing whether the Indemnification Claim is indemnifiable under the Merger Agreement, the Indemnitee Representative and the Indemnitor Representative shall attempt to resolve such dispute by voluntary settlement as provided in Section 3(c) below. If no Counter Notice with respect to an Indemnification Claim is received by the Escrow Agent from the Indemnitor Representative within such 30-day period, the Indemnification Claim shall be deemed to be an Established Claim (as hereinafter defined) for purposes of this Agreement.

(c)
If the Indemnitor Representative delivers a Counter Notice to the Escrow Agent, the Indemnitee Representative and the Indemnitor Representative shall, during the period of 60 days following the delivery of such Counter Notice or such greater period of time as the parties may agree to in writing (with a copy to the Escrow Agent), attempt to resolve the dispute with respect to which the Counter Notice was given. If the Indemnitee Representative and the Indemnitor Representative shall reach a settlement with respect to any such dispute, they shall jointly deliver written notice of such settlement to the Escrow Agent specifying the terms thereof. If the Indemnitee Representative and the Indemnitor Representative shall be unable to reach a settlement with respect to a dispute, such dispute shall be resolved by arbitration pursuant to Section 3(d) below.

(d)
If the Indemnitee Representative and the Indemnitor Representative cannot resolve a dispute prior to expiration of the 60-day period referred to in paragraph 3(d) above (or such longer period as the parties may have agreed to in writing), then such dispute shall be submitted (and either party may submit such dispute) for arbitration in accordance with Section 14.

(e)
As used in this Agreement, “Established Claim” means (i) Indemnification Claim deemed established pursuant to the last sentence of Section 3(b) above, (ii) Indemnification Claim resolved in favor of Indemnitee by settlement pursuant to Section 3(d) above, resulting in a dollar award to Indemnitee, (iii) Indemnification Claim established by the decision of an arbitrator pursuant to Section 3(d) above, resulting in a dollar award to Indemnitee, (iv) Third Party Claim that has been sustained by a final determination (after exhaustion of any appeals) of a court of competent jurisdiction, or (v) Third Party Claim that the Indemnitee Representative and the Indemnitor Representative have jointly notified the Escrow Agent has been settled in accordance with the provisions of the Merger Agreement.

(f)	Disbursement.

(i)
Promptly after an Indemnification Claim becomes an Established Claim, the Indemnitee Representative and the Indemnitor Representative shall jointly deliver a notice to the Escrow Agent (a “Joint Notice”) directing the Escrow Agent to pay to Indemnitee, and the Escrow Agent promptly shall pay to Indemnitee, an amount equal to the aggregate dollar amount of the Established Claim (or, if at such time there remains in the Escrow Fund less than the full amount so payable, the full amount remaining in the Escrow Fund). Notwithstanding anything to the contrary, pursuant to Section 16(f) of the Merger Agreement, no amounts shall be payable on any Established Claim until such time as the amount of such Established Claim, aggregated with all other Established Claims, exceeds $120,000 (the “Deductible”). Once the aggregate value of all Established Claims exceeds the Deductible, the amount payable for the Established Claims will be all amounts in excess of the Deductible.

(ii)
Payment of an Established Claim shall be made, after taking into account the Deductible, from the Escrow Shares pro rata from the account maintained on behalf of each Owner. For purposes of each payment, such shares shall be valued at the “Fair Market Value” (as defined below). However, in no event shall the Escrow Agent be required to calculate Fair Market Value or make a determination of the number of shares to be delivered to Indemnitee in satisfaction of any Established Claim; rather, such calculation shall be included in and made part of the Joint Notice. The Escrow Agent shall transfer to Indemnitee out of the Escrow Fund that number of shares of Parent Common Stock necessary to satisfy each Established Claim, after taking into account the Deductible, as set out in the Joint Notice. Any dispute between the Indemnitee Representative and the Indemnitor Representative concerning the calculation of Fair Market Value, or the number of shares necessary to satisfy the Deductible or any Established Claim, or any other dispute regarding a Joint Notice, shall be resolved between the Indemnitee Representative and the Indemnitor Representative in accordance with the procedures specified in Section 3(d) above, and shall not involve the Escrow Agent. Each transfer of shares in satisfaction of an Established Claim shall be made by the Escrow Agent delivering to Parent stock certificates held in each Owner’s account evidencing not less than such Owner’s pro rata portion of the aggregate number of shares specified in the Joint Notice, together with assignments separate from certificate executed in blank by such Owner and completed by the Escrow Agent in accordance with instructions included in the Joint Notice. Upon receipt of the stock certificates and assignments, Parent shall deliver to the Escrow Agent new certificates representing the number of shares owned by each Owner after such payment. The parties hereto (other than the Escrow Agent) agree that the foregoing right to make payments of Established Claims in shares of Parent Common Stock may be made notwithstanding any other agreements restricting or limiting the ability of any Owner to sell any shares of Parent stock or otherwise. The Parent Representative and the Holder Representative shall be required to exercise utmost good faith in all matters relating to the preparation and delivery of each Joint Notice. As used herein, “Fair Market Value” means the average reported closing price for the Parent Common Stock for the ten trading days ending on the last trading day prior to the day the Established Claim is paid.

4.	Release of Escrow Fund.

(a)
On the first Business Day after the date that is six (6) months from the closing of the Merger (the “Termination Date”), the Escrow Agent shall distribute and deliver to each Owner certificates representing shares of Parent Common Stock equal to the original number of shares placed in such Owner’s account, less that number of shares in such Owner’s account equal to the sum of (i) the number of shares applied in satisfaction of Indemnification Claims made prior to that date and (ii) the number of shares in the Pending Claims Reserve allocated to such Owner’s account, as provided in the following sentence. If, at such time, there are any Indemnification Claims with respect to which Notices have been received but which have not been resolved pursuant to Section 3 hereof or in respect of which the Escrow Agent has not been notified of, and received a copy of, a final determination (after exhaustion of any appeals) by a court of competent jurisdiction, as the case may be (in either case, “Pending Claims”), and which, if resolved or finally determined in favor of Parent, would result in a payment to Parent in excess of the Deductible, the Escrow Agent shall retain in the Pending Claims Reserve that number of shares of Parent Common Stock having a Fair Market Value equal to the dollar amount for which indemnification is sought in such Indemnification Claim in excess of the Deductible to the extent all Established Claims have not exceeded, in the aggregate, the Deductible, allocated pro rata from the account maintained on behalf of each Owner. The Parent Representative and the Holder Representative shall certify to the Escrow Agent the Fair Market Value to be used in calculating the Pending Claims Reserve, and the number of shares of Parent Common Stock to be retained therefor. Thereafter, if any Pending Claim becomes an Established Claim, the Parent Representative and the Holder Representative shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to deliver to Parent the number of shares in the Pending Claims Reserve in respect thereof determined in accordance with paragraph 3(f) above and to deliver to each Owner the remaining shares in the Pending Claims Reserve allocated to such Pending Claim, all as specified in a Joint Notice. If any Pending Claim is resolved against Parent, the Parent Representative and the Holder Representative shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to pay to each Owner its pro rata portion of the number of shares allocated to such Pending Claim in the Pending Claims Reserve.

(b)
As used herein, the “Pending Claims Reserve” shall mean, at the time any such determination is made, that number of shares of Parent Common Stock in the Escrow Fund having a Fair Market Value equal to the sum of the aggregate dollar amounts claimed to be due with respect to all Pending Claims in excess of the Deductible if such Deductible has not yet been reached (as shown in the Notices of such Claims).

5.
Cooperation. The Escrow Agent, the Parent Representative and the Holders Representative shall cooperate in all respects with one another in the calculation of any amounts determined to be payable to Parent and the Owners in accordance with this Agreement and in implementing the procedures necessary to effect such payments.

6.
Suspension of Performance; Disbursement into Court. If, at any time, (i) after compliance with Section 3, there shall exist any dispute between or among Parent, the Holders and/or either of the Representatives with respect to the holding or disposition of all or any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, (ii) Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction, the proper disposition of all or any portion of the Escrow Funds or Escrow Agent’s proper actions with respect to its obligations hereunder, or (iii) the Representatives have not, within thirty (30) days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 8 hereof, appointed a successor escrow agent to act hereunder (which such successor escrow agent has accepted such appointment), then Escrow Agent may, in its sole discretion, take either or both of the following actions:

(a)
suspend the performance of any of its obligations (including any disbursement obligations) under this Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor escrow agent shall have been appointed (as the case may be).

(b)
petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all Escrow Funds, after deduction and payment to Escrow Agent of all fees, costs and expenses (including court costs and expenses and attorneys’ fees) or any other amount payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

Escrow Agent shall have no liability to Parent, the Holders, or either of the Representatives, or to their respective shareholders, partners, or members, officers or directors, employees, Affiliates or any other person with respect to any such suspension of performance or disbursement into court (including any disbursement obligations hereunder), specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

7.	[Intentionally omitted]

8.
Resignation of Escrow Agent. Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving ten (10) days’ prior written notice to Parent, the Holders and the Representatives specifying the date when such resignation shall take effect. Upon any such notice of resignation, the Representatives shall jointly issue to Escrow Agent a Joint Written Direction authorizing redelivery of the Escrow Funds to a bank or trust company that has been retained as successor to Escrow Agent hereunder prior to the effective date of such resignation. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all Escrow Funds to the successor escrow agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees, costs and expenses (including court costs and expenses and attorneys' fees) or any other amount payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

After any retiring Escrow Agent’s resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Agreement. Any corporation or other entity into which Escrow Agent may be merged or converted or with which it may be merged or consolidated, or any other entity to which all or a majority of all of Escrow Agent’s escrow business may be transferred by sale of assets or otherwise, shall be Escrow Agent under this Agreement without further act or consent of any party hereto.

9.
Liability of Escrow Agent. Escrow Agent undertakes to perform only the ministerial duties as are expressly set forth herein and no other duties and obligations (fiduciary or otherwise) shall be implied. Escrow Agent shall have no duty to enforce any obligation of any other person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any other person to perform any other act. Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement (even though such agreement may be referenced in this Agreement) other than this Agreement. In the event of any conflict between the terms and provisions of this Agreement and any other agreement, as to Escrow Agent, the terms and conditions of this Agreement shall control subject to Section 31 hereof. Escrow Agent is not a party to the Merger Agreement, is not bound by any of its terms, and has not undertaken in any way to effectuate, implement or comply with the Merger Agreement. Escrow Agent shall not be liable to Parent or the Holders or to anyone else for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to Parent or the Holders. Escrow Agent’s sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds in accordance with the terms of this Agreement and the Merger Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent shall have no duty to solicit any payment which may be due to be paid in Escrow Funds or to confirm or verify the accuracy or correctness of any amounts deposited in accordance with this Agreement. Escrow Agent may rely conclusively, and shall be protected in acting, upon any notice, instruction (including a Joint Written Direction (such as a wire transfer instruction)), request, order, judgment, certification, opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, demand or other instrument or document, not only as to its due execution, validity (including the authority of the person signing or presenting the same) and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages of any kind whatsoever (including lost profits), even if Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The officers, directors, members, partners, trustees, employees, agents, attorneys or other representatives and Affiliates of Escrow Agent owe no duty or obligation to any party hereunder and shall have no liability to any person by reason of any error of judgment, for any act done or not done, for any mistake of fact or law, or otherwise.

Escrow Agent shall not be obligated to take any legal or other action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Agreement or the Merger Agreement, or to appear in, prosecute or defend any such legal action or proceeding (whether or not it shall have been furnished with acceptable indemnification and advancement). Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute or question involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. Parent and the Holders, jointly and severally, shall promptly pay, upon demand, the reasonable fees, costs and expenses of any such counsel. Escrow Agent shall have no responsibility with respect to the use or application of any Escrow Funds paid by Escrow Agent pursuant to the provisions hereof.

Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by Escrow Agent of such court’s jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

10.
Indemnification of Escrow Agent. From and at all times after the date of this Agreement, Parent and the Holders, jointly and severally, shall, to the fullest extent permitted by law, defend, indemnify and hold harmless Escrow Agent and each director, officer, member, partner, trustee, employee, attorney, agent and Affiliate of Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs, penalties, settlements, judgments and expenses of any kind or nature whatsoever (including costs and expenses and reasonable attorneys’ fees) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of, in connection with, or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including Parent, the Holders and/or the Representatives, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person (whether it is an Indemnified Party or not) under any statute or regulation, including any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein or relating hereto (including tax reporting or withholding or the enforcement of any rights or remedies under or in connection with this Agreement), whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation (without derogation of any other indemnity afforded to Escrow Agent); provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel (and such counsel’s costs and expenses) shall be paid, upon demand, by Parent and the Holders jointly and severally.

The parties hereto agree that neither the payment by Parent or the Holders of any claim by Escrow Agent for indemnification hereunder nor the disbursement of any amounts to Escrow Agent from the Escrow Funds in respect of a claim by Escrow Agent for indemnification shall impair, limit, modify, or affect, as between Parent and the Holders the respective rights and obligations of Parent, on the one hand, and the Holders, on the other hand, under the Merger Agreement.

11.
Fees, Costs and Expenses of Escrow Agent. Parent shall compensate Escrow Agent for its services hereunder in accordance with Schedule A attached hereto and, in addition, shall reimburse Escrow Agent for all of its reasonable out-of-pocket costs and expenses, including attorneys’ fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. The additional provisions and information set forth on Schedule A hereto are hereby incorporated by this reference, and form a part of this Agreement. All of the compensation shall be payable by Parent and all of the reimbursement obligations set forth in this Section 11 shall be payable by Parent and the Holders, jointly and severally, upon execution of this Agreement and, in the future, upon demand by Escrow Agent. Escrow Agent is expressly authorized and directed, but shall not be obligated, to, and may, charge against and disburse to itself from the Escrow Funds (including taking such steps as selling any investment held as part of the Escrow Funds), from time to time, the amount of any compensation and reimbursement of any costs, fees and expenses set forth on Schedule A hereto which are due and payable hereunder, including any amount to which Escrow Agent or any other Indemnified Party is entitled to seek indemnification pursuant to Section 10 hereof, or any other amount owing to Escrow Agent hereunder. Escrow Agent shall notify the Representatives of any disbursement from the Escrow Funds to itself or any other Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish to the Representatives copies of all related invoices and other statements. Parent, the Holders and the Representatives hereby grant to Escrow Agent and the other Indemnified Parties a security interest in and lien upon the Escrow Funds (i) for the payment of any fees, costs, expenses and other amounts due to Escrow Agent or any other Indemnified Party hereunder and (ii) to secure any and all obligations of Parent and the Holders in this Agreement with the right to offset any amount due any of them under this Agreement against the Escrow Funds. If for any reason funds in the Escrow Funds are insufficient to cover such amount, Parent shall pay, upon demand, such amounts to Escrow Agent or any other Indemnified Party upon receipt of copies of related invoices and other statements.

12.
Representations and Warranties. Parent and the Holder Representative, solely on behalf of the Holders and solely with respect to Sections 12(e), (f) and (g) (as the last relates to Sections 12(e) and (f)), covenants and makes the following representations and warranties to Escrow Agent:

(a)
It is duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization, and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)
It possesses such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its respective businesses, and it has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit.

(c)
This Agreement has been duly approved by all necessary action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, and constitutes its valid and binding agreement enforceable in accordance with its terms.

(d)
The execution, delivery, and performance of this Agreement is in accordance with the Merger Agreement and will not violate, conflict with, or cause a default under its articles of incorporation, bylaws, management agreement or other organizational document, as applicable, any applicable law, rule or regulation, any court order or administrative ruling or decree to which it is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including the Merger Agreement, to which it is a party or any of its property is subject.

(e)
The applicable persons designated on Schedule A hereto have been duly appointed to act as its representatives hereunder and have full power and authority to execute and deliver any Joint Written Direction, to amend, modify or waive any provision of this Agreement and to take any and all other actions as the Representatives under this Agreement, all without further consent or direction from, or notice to, it or any other party.

(f)
No party other than the parties hereto has, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

(g)	All of its representations and warranties contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement of Escrow Funds.

13.	Patriot Act Disclosure; Taxpayer Certification and Reporting.

(a)
Patriot Act Disclosure. Parent and the Holder Representative, solely on behalf of the Holders, acknowledge that a portion of the identifying information set forth on Schedule A hereto is being requested by Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”), and Parent and the Holder Representative, solely on behalf of the Holders, agree to provide any additional information requested by Escrow Agent in connection with the Act or any similar law, rule, regulation, order, or other governmental act to which Escrow Agent is subject, in a timely manner and consent to Escrow Agent obtaining from third parties any such identifying information. Parent and the Holder Representative, solely on behalf of the Holders, each represent that all identifying information set forth on Schedule A hereto, including its Taxpayer Identification Number assigned by the Internal Revenue Service or any other taxing authority, is true and complete on the date hereof and will be true and complete at the time of any disbursement of Escrow Funds. For a non-individual person such as a charity, a trust, or other legal entity, Escrow Agent may require documentation to verify formation and existence as a legal entity. Escrow Agent may also require financial statements, licenses, identification and authorization documentation from any individual claiming authority to represent the entity or other relevant documentation.

(b)
Certification and Tax Reporting. Parent and Holders have provided Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form W-8, or W-9 and/or other required documentation. Parent and the Holder Representative, solely on behalf of the Holders, acknowledge that solely for tax purposes, Escrow Agent does not have any interest in the Escrow Funds or the escrow account. All income earned under this Agreement shall be allocated to Holders and reported, as and to the extent required by law, by Escrow Agent to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Escrow Funds by Holders whether or not said income has been distributed during such year. Holders shall timely file all tax returns and pay all taxes due with respect to any income earned or losses generated with respect to the Escrow Funds. Escrow Agent shall not have any liability for the payment of taxes with respect to the Escrow Funds, and Parent and the Holders shall indemnify and hold Escrow Agent harmless from and against all such taxes. Escrow Agent shall withhold any taxes it deems appropriate in the absence of proper tax documentation or as required by law, and shall remit such taxes to the appropriate authorities. Parent and the Holder Representative, solely on the behalf of the Holders, hereby represent and warrant to Escrow Agent that (i) there is no sale or transfer of a United States Real Property Interest as defined under Section 897(c) of the Internal Revenue Code of 1986, as amended, in the underlying transaction giving rise to this Agreement and (ii) such underlying transaction does not constitute an installment sale requiring any tax reporting or withholding of imputed interest or original issue discount to the IRS or other taxing authority.

14.
Dispute Resolution. All disputes arising under this Agreement between the Parent Representative and the Holder Representative, including a dispute arising from a party’s failure or refusal to sign a Joint Notice, shall be submitted to arbitration to the American Arbitration Association in Tarrant County, Texas. The Parent Representative and the Holder Representative each hereby consents to the exclusive jurisdiction of the federal and state courts sitting in Tarrant County, Texas, with respect to any claim or controversy arising out of this Agreement. Service of process in any action or proceeding brought against the Parent Representative and the Holder Representative in respect of any such claim or controversy may be made upon it by registered mail, postage prepaid, return receipt requested, at the address specified in Section 16.

15.
Consent to Jurisdiction and Venue. Subject to Section 14, in the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the federal court in Tarrant County, Texas, shall have the sole and exclusive jurisdiction over any such proceeding. If such court lacks federal subject matter jurisdiction, the parties hereto agree that the state courts in the State of Texas within Tarrant County shall have sole and exclusive jurisdiction. Any final judgment shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

Each party hereto irrevocably and unconditionally waives any right to a trial by jury and agrees that any of them may file a copy of this section of this Agreement with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties hereto irrevocably to waive the right to trial by jury in any litigation related to or arising under this Agreement.

16.
Notice. All notices, instructions (pursuant to a Joint Written Direction or otherwise), approvals, consents, requests, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when such writing is delivered by hand or overnight delivery service, or (b) upon telephone call-back in accordance with Section 16 below, after being sent by e-mail with PDF attachment from the designated e-mail account(s) of the sending person(s) as designated on Schedule A hereto to the designated e-mail account(s) of the receiving person(s) as designated on Schedule A hereto or (c) three (3) Business Days after being mailed by first class mail (postage prepaid), in each case to the address set forth on Schedule A hereto or to such other address as each party hereto may designate for itself by like notice.

17.
Security Procedures. If notices, instructions (pursuant to a Joint Written Direction or otherwise), approvals, consents, requests, and other communications, are received by Escrow Agent by e-mail at its e-mail account(s) as designated on Schedule A hereto, Escrow Agent is authorized, but not required, to seek prompt confirmation of such communications by telephone call-back to the sending person or persons’ telephone number(s) as designated on Schedule A hereto, and Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated in that call-back. Any e-mail by PDF attachment executed by more than one person shall be sent by each signatory. The persons and their telephone numbers authorized to receive call-backs as designated in Schedule A hereto may be changed only in a writing actually received and acknowledged by Escrow Agent and delivered in accordance with Section 16 above and, if applicable, this Section 17. If Escrow Agent is unable to contact any such designated person, Escrow Agent is hereby authorized (but not required) both to receive written instructions from and seek confirmation of such instructions by telephone call-back to any one or more of Parent’s executive officers (each, an “Executive Officer”), as the case may be, who shall include individuals holding titles of ___________ or more senior thereto, as Escrow Agent may select. Such Executive Officer(s) shall deliver to Escrow Agent a fully executed incumbency certificate upon Escrow Agent’s request, and Escrow Agent may rely upon the confirmation of anyone purporting to be any such Executive Officer(s). The parties to this Agreement acknowledge and agree that the security procedures set forth above are commercially reasonable.

Escrow Agent in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the parties hereto to identify (i) a beneficiary, (ii) a beneficiary's bank, or (iii) an intermediary bank. Escrow Agent may apply any of the Escrow Funds for any payment order it executes using any such identifying number, even where its use may result in a person other than a beneficiary being paid, or the transfer of funds to a bank other than a beneficiary's bank or an intermediary bank designated.

18.
Amendment or Waiver. This Agreement may be changed, waived, discharged or terminated only by a writing signed by the parties hereto. No delay or omission by any party hereto in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

19.
Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

20.	Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

21.
Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the holding, investment and disbursement of Escrow Funds and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Funds.

22.
Binding Effect. All of the terms of this Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of Parent, the Holders and Escrow Agent.

23.
Execution in Counterparts. This Agreement and any Joint Written Direction may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction. Subject to Section 16 and Section 17 hereof, this Agreement and any Joint Written Direction may be executed and delivered by e-mailing a PDF version of a signed signature page, which shall have the same force and effect as the delivery of an originally executed signature page.

24.
Termination of Escrow Agent. Upon the first to occur of (i) the termination of the Escrow Period (and the occurrence of the related distribution(s)), (ii) the disbursement of all amounts in the Escrow Funds pursuant to one or more Joint Written Directions, into court pursuant to Section 6 hereof, in accordance with applicable state escheatment and unclaimed property laws or otherwise (iii) the resignation of Escrow Agent or (iv) mutual agreement of Holder Representative and Parent Representative, Escrow Agent shall be released from its obligations hereunder and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Agreement or the Escrow Funds. The obligations of Parent and the Holders continue to exist notwithstanding the termination or discharge of Escrow Agent’s obligations or liabilities hereunder until the obligations of Parent and the Holders have been fully performed.

25.
Dealings. Escrow Agent and any stockholder, director, officer or employee of Escrow Agent may buy, sell, and deal in any of the securities of Parent and become pecuniarily interested in any transaction in which Parent, Fuse or the Holders may be interested, and contract and lend money to Parent, Fuse or the Holders and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. Nothing herein shall preclude Escrow Agent from acting in any other capacity for Parent, Fuse or for any other entity or for the Holders.

26.	Currency. The currency applicable to any amount payable or receivable under this Agreement is United States dollars.

27.
Late Payment. If any amount due to Escrow Agent under this Agreement is not paid within 30 days (subject to any longer time period prescribed herein) after notice to Parent or the Holders, as applicable (other than any amount that is subject to good faith dispute), Parent or the Holders, as applicable, shall pay interest thereon (from the due date to the payment date) at a per annum rate equal to ten (10) percent.

28.
Force Majeure. Notwithstanding anything to the contrary hereunder, Escrow Agent shall not be liable for any delay, failure to perform, or other act or non-act resulting from acts beyond its reasonable control, including acts of God, terrorism, shortage of supply, labor difficulties (including strikes), war, civil unrest, fire, floods, electrical outages, equipment or transmission failures, internet interruption, vendor failures (including information technology providers), and other similar causes.

29.
No Third Party Beneficiaries. This Agreement and all of its terms and conditions are for the sole and exclusive benefit of the parties hereto and their respective permitted successors and assigns. Nothing expressed or referred to in this Agreement will be construed to give any person or entity other than the parties to this Agreement any legal or equitable rights, remedy, or claim under or with respect to this Agreement or any term or condition of this Agreement.

30.
No Strict Construction. The parties hereto have participated jointly in the negotiation and draft of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it were drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any provision of this Agreement.

31.	Priority.

(a)
In the event of any conflict between the provisions of Schedule A hereto and the remainder of this Agreement, this Agreement shall be construed in a manner prescribed by Escrow Agent acting in good faith.

(b)
Nothing contained in this Agreement shall amend, replace or supersede any agreement between Parent and Escrow Agent to act as Parent’s transfer agent, which agreement shall remain of full force and effect.

(c)	In the event of any conflict between the provisions of the Merger Agreement and this Agreement, the provisions in the Merger Agreement shall control.

32.
Headings. The headings in this Agreement are for convenience purposes and shall be ignored for purposes of enforcing this Agreement, do not constitute a part of this Agreement, and may not be used by any party hereto to characterize, interpret, limit or affect otherwise any provision of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

D. ALAN MEEKER

FUSE MEDICAL, INC.

By:
Name:
Title:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Escrow Agent

By:
Name:
Title:

SCHEDULE A

1.	Escrow Funds.

Escrow Funds amount:                                                    Number of Shares: ____________________

2.	Escrow Agent Fees.

Acceptance Fee:	$ ______________________________
Annual Escrow Fee (including first year):	$ ______________________________
Out-of-Pocket Expenses:	$ ______________________________
[Transactional Costs]:	$ ______________________________
[Other Fees/Attorney, etc.]:	$ ______________________________
TOTAL	$ ______________________________

The Acceptance Fee and the Annual Escrow Fee for each year of the term of this Agreement are payable upon execution of this Agreement. In the event the escrow is not funded, the Acceptance Fee and all related expenses, including attorneys’ fees, costs and expenses remain due and payable, and if paid, will not be refunded. Annual fees cover a full year in advance, or any part thereof, and thus are not pro-rated in the year of termination.

The fees quoted in this schedule apply to services ordinarily rendered in the administration of an escrow account and are subject to reasonable adjustment based on final review of documents, or when Escrow Agent is called upon to undertake unusual or extraordinary duties or responsibilities, or as changes in law, procedures, or the cost of doing business demand. Services in addition to and not contemplated in this Agreement, including document amendments and revisions, non-standard cash and/or investment transactions, calculations, notices and reports, and legal fees, will be billed as expenses.

Unless otherwise indicated, the above fees relate to the establishment of one escrow account. Additional sub-accounts governed by this Agreement may incur an additional charge. Transaction costs include charges for wire transfers, checks, internal transfers and securities transactions.

The fees quoted in this schedule are subject to reasonable adjustment by Escrow Agent in accordance with its customary practices and if it is called upon to undertake further unusual or extraordinary duties or responsibilities, or as changes in law, procedures, or the cost of doing business demand.

3.	Taxpayer Identification Numbers.

Parent:  __________________

4.	[Intentionally omitted.]

5.	Investment Instructions.
Citibank Insured Money Market Account

6.	Representatives. The following person is hereby designated and appointed as Holder Representative under this Agreement:

Name	Specimen signature
Address Mailing Address, if different Social Security number

The following person is hereby designated and appointed as Parent Representative under this Agreement:

Name	Specimen signature
Address Mailing Address, if different Social Security number

7.	Notice Addresses.

If to Parent at:

[ADDRESS]
[Phone]

If to Parent Representative at:

[ADDRESS]
[Phone]

If to Holders at:

[ADDRESS]
[Phone]

If to Holder Representative at:

[ADDRESS]
[Phone]

If to Escrow Agent at:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
Attn: Corporate Actions
Tel: (718) 921.8200

with copy to:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
Attn: General Counsel
Tel: (718) 921.8200

8.	Designated Email Accounts and Telephone Call-Back Numbers (for persons designated to send and receive notices by e-mail).

Parent:	Name	Email Address	Phone

[Parent to insert]

Parent Representative:	Name	Email Address	Phone

[Parent Representative to insert]

Holder Representative:	Name	Email Address	Phone

[Holder Representative to insert]

Escrow Agent:	Name	Email Address	Phone

[Escrow Agent to insert]

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”), dated as of ________, 2013, is by and among Fuse Medical, Inc., a Delaware corporation (the “Company”), and the investors set forth on Schedule 1 attached hereto, who are receiving shares of the Company’s common stock, par value $0.001 per share, pursuant to that certain Agreement and Plan of Merger, dated December 18, 2013, by and among the Company, Project Fuse LLC, a Delaware limited liability company (“PF”), Fuse Medical LLC, a Delaware limited liability company (“Target”), and D. Alan Meeker, as Stockholder Representative, pursuant to which PF was merged with and into Target and Target became a wholly-owned subsidiary of the Company (the “Merger”).

The parties hereby agree as follows:

1. Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

“Allowed Delay” shall have the meaning set forth in Section 2(e)(ii) of this Agreement.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Common Stock” means shares of the Company’s common stock, par value $0.001, and any securities into which such shares may hereinafter be reclassified.

“Company Registration” means a registration statement to be filed by the Company with respect to any of its equity securities for its own account (other than a registration statement on Form S-4 or S-8 (or any successor or substantially similar form).

“Form S-1” means a Form S-1 Registration Statement under the 1933 Act, or any successor or substantially similar form.

“Form S-3” means a Form S-3 Registration Statement under the 1933 Act, or any successor or substantially similar form.

“Investors” means collectively the investors set forth on Schedule 1 attached hereto or a permitted transferee of any such Investor who is a subsequent holder of any Registrable Securities. The Investors are individually referred to herein as an “Investor.”

“Other Holder Piggyback Rights” means the rights of any holder of Company securities having contractual piggy-back registration rights entitled to participate in a registration, other than the Investors.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such prospectus which is permitted to be so incorporated by reference in accordance with the rules and regulations of the SEC.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” or “Registrable Security” means (i) the shares of Common Stock issued to the Investors in connection with the Merger, and (ii) any securities issued or issuable with respect to such securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization with respect to any of the securities referenced in clause (i); provided that securities shall cease to be a Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the 1933 Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company; (c) such securities shall have ceased to be outstanding; or (d) the Registrable Securities are salable within a three month period under Rule 144 without regard to any volume limitations under Rule 144.

“Registration” shall mean any Demand Registration or Piggy-Back Registration.

“Registration Statement” means any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits to and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

“Required Investors” mean the Investors who, together, hold a majority of the Registrable Securities.

“SEC” means the U.S. Securities and Exchange Commission.

“Underwriter” means a securities dealer, investment banker, or purchaser’s agent who purchases any Registrable Securities as principal in an underwritten offering and not as part of such securities dealer’s market-making activities.

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2. Registration.

(a) Form S-1 Demand Registration.

(i) During the Demand Term (as defined below), Required Investors may, by written notice to the Company, request that the Company effect a registration on Form S-1 (a “Demand Registration”) under the 1933 Act covering all or part of the Registrable Securities held by such Required Investors (the date of such notice, the “Demand Date”), and the Company shall promptly notify all other Investors in writing of the receipt of such notice. Each such Investor may elect (by written notice sent to the Company within ten (10) Business Days from the date of such Investor’s receipt of such notice from the Company) to have all or part of such Investor’s Registrable Securities included in such Demand Registration pursuant to this Section 2(a), and such Investor shall specify in such notice the number of Registrable Securities that such Investor elects to include in such Demand Registration. The Company shall, as expeditiously as possible, but in any event no later than sixty (60) days after the Demand Date, file with the SEC a Registration Statement (a “Demand Registration Statement”) relating to all shares of Registrable Securities which the Company has been so requested to register by such Investors (“Participating Investors”) for sale. As used herein, “Demand Term” shall mean the period commencing on _______, 2014 and ending on such date as the Company is first eligible to register the Registrable Securities on Form S-3. If the Company loses its eligibility to register the Registrable Securities on Form S-3 while Registrable Securities are still held by the Investors, the Demand Term shall be automatically extended until the Company again becomes eligible to register the Registrable Securities on Form S-3.

(ii) Notwithstanding anything to the contrary contained herein, the Company shall not be required to prepare and file (A) more than one (1) Demand Registration Statement in any twelve-month period, (B) any Demand Registration Statement within one hundred twenty (120) days following the date of effectiveness of any other Registration Statement; or (C) during the period commencing with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a Company Registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; and provided further that, if the Company abandons such Company Registration, the Company shall promptly notify any Investor that was unable to effect a registration under this Section 2(a) as a result of this clause (C).

(iii) If a majority-in-interest of the Participating Investors so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any Investor to include its Registrable Securities in such registration shall be conditioned upon such Investor’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Participating Investors proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the Participating Investors initiating the Demand Registration.

(iv) If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advise the Company and the Participating Investors in writing that the dollar amount or number of shares of Registrable Securities which the Participating Investors desire to sell, taken together with all other shares of Common Stock or other securities, if any, as to which registration has been requested pursuant to Other Holder Piggyback Rights, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Participating Investors (pro rata in accordance with the number of shares of Registrable Securities then held by such Participating Investors) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i) , the shares of Common Stock for the account of other persons that the Company is obligated to register under Other Holder Piggyback Rights pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares; and (ii) third, to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock that the Company and other shareholders desire to sell that can be sold without exceeding the Maximum Number of Shares.

(b) Form S-3 and Shelf Demand Registration.

(i) After both (A) __________, 2014 and (B) the Company has qualified for the use of Form S-3 under the 1933 Act for sales of Registrable Securities by selling stockholders, and prior to the date on which the Registrable Securities all cease to be Registrable Securities, in addition to the rights contained in Section 2(a), the Investors shall have the right to request an unlimited number of registrations on Form S-3. Such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Investors, including whether such offering is requested to be an underwritten offering. Upon such request, the Company shall, subject to Section 2(e)(ii) hereof, use its commercially reasonable efforts to effect the registration under the 1933 Act of the Registrable Securities which the Company has been so requested to register by such Investors; provided, however, that the Company shall not be obligated to effect a registration pursuant to this Section 2(b): (1) more than once in any twelve-month period; (2) unless the Registrable Securities requested to be included therein have an anticipated offering price to the public of at least $1.00 per share; (3) during the period commencing with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a Company Registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; and provided further that, if the Company abandons such Company Registration, the Company shall promptly notify any Investor who was unable to effect a registration under this Section 2(b) as a result of this clause (3); or (4) within one hundred eighty (180) days following the last date on a Registration Statement filed in respect of a registration hereunder, if any, was effective. Any registration under this Section 2(b) shall be underwritten at the request of Investors holding a majority of the Registrable Securities held by all Investors participating in such registration.

(ii) If a request complying with the requirements of Section 2(b)(i) hereof is delivered to the Company, the notice provisions set forth in Section 2(a)(i) and the provisions of Sections 2(a)(iii) and 2(a)(iv) shall apply to such registration; provided that if such request is for an offering other than an underwritten offering, the portions of those Sections applying to an underwritten offering shall not apply.

(iii) The Investors shall have the right to request that one (1) registration made pursuant to Section 2(b) constitute an offering of Registrable Securities under the Securities Act in a manner that permits sales on a continuous or delayed basis pursuant to Rule 415 (the “Shelf Registration”). The Company shall, subject to Section 2(e)(ii) hereof, use its commercially reasonable efforts to cause the Registration Statement relating to the Shelf Registration to become effective as promptly as practicable and maintain the effectiveness of such Registration Statement for a period ending on the earliest of (A) two (2) years following the date on which such Registration Statement first becomes effective (but one (1) year if the Company is not continuously able to use Form S-3 during such period unless the Company is not permitted by applicable law to maintain the effectiveness for one (1) year, and then for such shorter period as is permitted), and (B) the date on which all Registrable Securities covered by such Registration Statement have been sold and the distribution contemplated thereby has been completed or have become freely tradable pursuant to Rule 144 without regard to volume limitations. Any “takedown” under the Shelf Registration shall be underwritten at the request of Investors holding a majority of the Registrable Securities held by all Investors participating in such “takedown.” Any request for such a “takedown” that is intended to be an underwritten offering shall be made pursuant to Section 2(b)(ii) such that the provisions relating to effecting a Registration Statement thereunder apply to effecting the takedown under the Shelf Registration. Any sales made on a delayed or continuous basis under the Shelf Registration that do not constitute an underwritten offering shall not be required to comply with the underwriting provisions of Section 2(b)(ii).

(c) Piggy-Back Registration.

(i) If at any time after the date hereof and prior to the date on which all Registrable Securities cease to be Registrable Securities, the Company proposes to file a Registration Statement under the 1933 Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company), other than a Registration Statement (A) filed in connection with any employee stock option or other benefit plan, (B) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (C) for an offering of debt that is convertible into equity securities of the Company, or (D) for a dividend reinvestment plan, then the Company shall (1) give written notice of such proposed filing to the Investors as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (2) offer to the Investors in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”).

(ii) The Company shall cause such Registrable Securities to be included in such Piggy-Back Registration and shall use commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

(iii) If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the Investors, the Registrable Securities as to which registration has been requested under this Section 2(c), and the shares of Common Stock, if any, as to which registration has been requested pursuant to Other Holder Piggyback Rights, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(A) If the registration is undertaken for the Company’s account: (1) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (2) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (1), Registrable Securities as to which registration has been requested under this Section 2(c) that can be sold without exceeding the Maximum Number of Shares; and (3) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (1) and (2), the shares of Common Stock as to which registration has been requested pursuant to Other Holder Piggyback Rights that can be sold without exceeding the Maximum Number of Shares.

(B) If the registration is a “demand” registration undertaken at the demand of persons other than the Investors pursuant to written contractual arrangements with such persons, (1) first, the shares of Common Stock for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (2) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (1), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (3) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (1) and (2), Registrable Securities as to which registration has been requested under this Section 2(c) that can be sold without exceeding the Maximum Number of Shares, (4) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (1), (2), and (3), the shares of Common Stock, if any, as to which registration has been requested pursuant to Other Holder Piggyback Rights that can be sold without exceeding the Maximum Number of Shares.

(d) Expenses. The Company will pay all expenses associated with each Registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, blue sky fees, and the expenses of any special audits incident to or required by any such Registration, but excluding stock transfer taxes, discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

(e) Effectiveness.

(i) The Company shall use commercially reasonable efforts to have a Demand Registration Statement declared effective within one hundred and twenty (120) days after the Demand Date. The Company shall notify the Investors by facsimile or e-mail as promptly as practicable, or by issuing a press release, within twenty-four (24) hours, after any Registration Statement is declared effective and as soon as reasonably practicable shall make available to the Investor, upon written request, copies of any related Prospectus to be used in connection with the sale or other disposition of the Registrable Securities covered thereby.

(ii) Notwithstanding anything to contrary, the Company may delay, suspend the use of, or withdraw any Registration Statement or qualification of Registrable Securities if the Company in good faith determines that any such Registration Statement, or the use thereof, would materially and adversely affect any material corporate event or would otherwise require disclosure of nonpublic information which the Company determines, in its reasonable judgment, is not in the best interests of the Company at such time (an “Allowed Delay”); provided that the Company shall promptly (A) notify the Investors in writing of the existence of (but in no event, without the prior written consent of the Investors, shall the Company disclose to the Investors any of the facts or circumstances regarding) the event giving rise to an Allowed Delay; provided, however, that the Company shall not be required to disclose material nonpublic information to the Investors unless an Investor has executed the nondisclosure agreement contemplated pursuant to Section 4(b); (B) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay; and (C) use commercially reasonable best efforts to terminate an Allowed Delay as promptly as practicable.

(f) SEC Reductions. In the event the Company is required by the SEC to reduce the number of Registrable Securities being registered for resale on any Registration Statement filed with the SEC pursuant to Section 2(a), 2(b) or 2(c) hereof, then unless otherwise required by the SEC or agreed to by the Participating Investors, the number of Registrable Securities included in such Registration shall be allocated among all the Participating Investors on a pro rata basis based on the number of Registrable Securities held by each Participating Investor. The Company shall notify the Investors in the event of any such reduction.

3. Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant hereto the Company will, as expeditiously as possible:

(a) use commercially reasonable efforts to cause such Registration Statement to become and remain effective until the earlier of (i) one hundred and eighty (180) days following the effective date of such Registration Statement; (ii) such time as all of the Registrable Securities covered by the Registration Statement have been sold; or (iii) the date on which all of the Registrable Securities may be sold pursuant to Rule 144 under the 1933 Act without regard to volume restrictions, except that for any Shelf Registration, the required effectiveness periods set forth in Section 2(b)(iii) above shall be required (the “Effectiveness Period”);

(b) prepare and file with the SEC such amendments, prospectus supplements or post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 3(a) and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c) make available to the Investors and their legal counsel upon written request (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Investors may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investors that are covered by the related Registration Statement. Notwithstanding the foregoing, the Company shall not be required to provide any Investor or Investors’ representative with material non-public information unless such Investor has entered into a non-disclosure agreement with the Company;

(d) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness, and (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(e) use commercially reasonable efforts to cause all Common Stock covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed or quoted (if applicable);

(f) promptly notify the Investors upon the occurrence of any of the following events in respect of the Registration Statement or the Prospectus forming a part thereof: (i) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (ii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iii) the effectiveness of the Registration Statement within twenty four (24) hours of such Registration Statement being declared effective;

(g) immediately notify the Investors, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event or the passage of time as a result of which, the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such Prospectus or the Registration Statement as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(h) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder;

(i) cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, and to enable such Registrable Securities to be in such denominations and registered in such names as the Investors may request; and

(j) prior to any public offering of Registrable Securities, register or qualify (unless an exemption from such registration of qualification is available) the Registrable Securities for offer and sale under the securities or ”blue sky” laws of such jurisdictions within the United States, keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to transact business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

4. Due Diligence Review; Information.

(a) The Company shall make available, during normal business hours, upon reasonable request and within a reasonable time, for inspection and review by the Investors and by advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company), all financial and other records, all filings with the SEC, and all other documents respecting the Company, its assets, its properties or its business (including without limitation minute books, corporate records, financial statements, contracts, permits, licenses, approvals, technical or engineering reports, and any valuations which the Company has obtained) as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Investors or any such advisor or representative in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them) to the extent not publicly available on EDGAR or the Company’s website, prior to and from time to time after the filing and effectiveness of the Registration Statement until the end of the Effectiveness Period, for the sole purpose of enabling the Investor and such advisors and representatives to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

(b) Any Investor (and its advisors and representatives) requesting Company information pursuant to Section 4(a) shall complete a non-disclosure agreement with the Company and an acknowledgement that such investigation may reveal material non-public information. Nothing herein shall obligate the Company to provide to the Investor, or any advisors or representatives or underwriters, any material nonpublic information. Additionally, the Company is not required to provide any information the Company deems commercially sensitive or proprietary.

5. Obligations of the Investors.

(a) Each Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request within five (5) Business Days of such request. Additionally, each Investor agrees to respond to any comments from the SEC or any other government regulator regarding such Investor as soon as possible and in any event within five (5) Business Days of such request. The Company shall not be required to include the Registrable Securities of an Investor in a Registration Statement and shall not be required to pay any damages to any Investor who fails to furnish to the Company such information within the prescribed time periods.

(b) The Investors, by their acceptance of the Registrable Securities, agree to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless any such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c) Each Investor agrees that, upon receipt of any notice (which may be oral as long as written notice is provided by the next Business Day) from the Company of the commencement of an Allowed Delay pursuant to Section 2(e)(ii), the Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until otherwise notified in writing by the Company or until the Investor’s receipt of the copies of the supplemented or amended Prospectus filed with the SEC and until any related post-effective amendment is declared effective. In addition, if so directed by the Company, the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor’s possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

(d) Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

6. Indemnification.

(a) Indemnification by the Company. The Company will indemnify and hold harmless each Investor, and each of its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Investor within the meaning of the 1933 Act, against any losses, claims, damages, liabilities and expense (including reasonable attorneys’ fees), joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (ii) any application or other document or communication (collectively, an “application”) executed by, or on behalf of, the Company or based upon written information furnished by, or on behalf of, the Company filed in any jurisdiction in order to register or qualify any of the Registrable Securities under the securities or “blue sky” laws thereof or filed with any securities exchange; (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on the Investor’s behalf; provided, however, that the Company will not be liable in any such case if and to the extent that (A) any such loss, claim, damage, liability or expense either arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Investor for use in such Registration Statement or Prospectus, or (B) such information relates to the Investor or the Investor’s proposed method of distribution of Registrable Securities and was reviewed and approved by the Investor for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or (C) in the case of an occurrence of an Allowed Delay or of an event of the type specified in Section 3(g), the use by the Investor of an outdated or defective Prospectus after the Company has notified the Investor in writing that the Prospectus is outdated or defective and prior to the receipt by the Investor of an amended or supplemented Prospectus, but only if and to the extent that following the receipt of such amended or supplemented Prospectus the misstatement or omission giving rise to such liability would have been corrected.

(b) Indemnification by the Investor. Each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, shareholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent that such untrue statement or omission is contained in any information furnished by the Investor to the Company for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto, or to the extent that such information relates to such Investor’s proposed method of distribution of Registrable Securities and was reviewed and approved by the Investor for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or in the case of an occurrence of an Allowed Delay or an event of the type specified in Section 3(g), the use by the Investor of an outdated or defective Prospectus after the Company has notified the Investor in writing that the Prospectus is outdated or defective and prior to the receipt by the Investor of an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the amended or supplemented Prospectus the misstatement or omission giving rise to such liability would have been corrected. In no event shall the liability of the Investor be greater in amount than the dollar amount of the proceeds (net of any damages the Investor has otherwise been required to pay by reason of such untrue statement or omission by the Company) received by the Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification; and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (A) the indemnifying party has agreed to pay such fees or expenses; or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person; or (C) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); or (D) the indemnified party shall have reasonably concluded, with the advice of counsel, that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from, or in addition to, those available to the indemnifying party; and provided further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. The Company agrees promptly to notify the Investors of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Registrable Securities or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Registrable Securities.

(d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Investor, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The parties agree that it would be unjust and inequitable if the respective obligations of the Company and each Investor for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this clause (d). No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation. Anything in this Section 6(d) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 6(d) is not intended to supersede any right to contribution under the 1933 Act, the 1934 Act, or otherwise.

7. Miscellaneous.

(a) Amendments and Waivers. This Agreement may be amended only by an instrument in writing signed by the Company and the Required Investors, provided that no amendment to this Agreement that is materially and disproportionately adverse to any Investor shall be made without such Investor’s written consent. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written waiver or consent to such amendment, action or omission to act, of the Required Investors, provided that no such action or omission that is adverse to any Investor shall occur without such Investor’s written consent. Matters approved as provided in this Section 7(a) shall be binding on all Investors.

(b) Notices. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by registered or certified mail or Federal Express or other nationally recognized overnight delivery service. Any notices shall be deemed given upon the earlier of the date when received, or the third Business Day after the date when sent by registered or certified mail, or the Business Day after the date when sent by overnight delivery service, to the address set forth below, unless such address is changed by notice in the manner described in this Section 7(b):

If to Company: Fuse Medical Inc. ________________________ ________________________ Attention: ________________

If to the Investors: To their addresses set forth on Schedule 1

(c) Assignments and Transfers by Investors. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their successors and permitted assigns. An Investor may transfer or assign, in whole or from time to time in part, to one or more persons who are “accredited investors” as defined in Rule 501(a) of Regulation D under the 1933 Act and who agree in writing to be bound by the terms and conditions of this Agreement (which writing shall be furnished to the Company), its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such person, provided that the Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected. From and after such proper assignment, such assignee shall be deemed an Investor hereunder.

(d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation, without the prior written consent of the Required Investors, after notice duly given by the Company to the Investors.

(e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Counterparts; Facsimiles. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

(g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(i) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

(k) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Texas and the United States District Courts for Texas, in each case in the County of _______, for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement or caused their duly authorized officers to execute this Registration Rights Agreement as of the date first above written.

Fuse Medical Inc.

By:
Name: ________________________
Title: _________________________

_______________________________________________ Name of Investor: ________________________________

Schedule 1

Investors

Investor Name	Investor Mailing Address

EXHIBIT D

LOCK UP AGREEMENT

__________, 2013

Fuse Medical Inc.
_________________
_________________
Attention: _____________

Re: Lock-up Agreement

Ladies and Gentlemen:

Fuse Medical LLC, a Delaware limited liability company (the “Company”), is a party to an Agreement and Plan of Merger dated December 18, 2013 (the “Merger Agreement”), by and among Fuse Medical Inc., a Delaware corporation (“Acquirer”), Project Fuse LLC, a Delaware limited liability company and a wholly-owned subsidiary of Acquirer (“Merger Sub”), and D. Alan Meeker, solely in its capacity as the Representative, pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company to survive the Merger and become a wholly-owned subsidiary of Acquirer. In connection with the Merger, Acquirer will issue to the undersigned unit holder of Company (“Holder”) and all other Company unit holders Acquirer common stock in a private placement effected in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder, and exemptions from the qualification requirements of applicable state law. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings given to such terms in the Merger Agreement.

In order to induce Acquirer and Merger Sub to enter into the Merger Agreement, Holder hereby agrees with Acquirer as follows.

The undersigned will not engage in any of the following dispositive actions with respect to the shares of Common Stock of Acquirer issued in the Merger (the “Shares”) for the periods and in the amounts set forth in the next following paragraph: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, the Shares or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Shares, in cash or otherwise (“Dispositive Actions”). The restrictions set forth in this paragraph shall not apply to (1) any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution, (2) if the undersigned is a corporation, partnership, limited liability company, or other business entity, (a) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined below) of the undersigned, or (b) distribution of the Shares to stockholders, limited partners, limited liability company members, or other similar equity holders of the undersigned, or (3) if the undersigned is a trust, the distribution by the trust of the Shares to its beneficiaries; provided, however, that it shall be a condition to any such transfer that the transferee executes and delivers to Acquirer, not later than one (1) business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Acquirer. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned, and “affiliate” shall have the meaning as defined in Rule 405 promulgated under the Securities Act.

In the period from the Closing of the Merger until that date which is 365 days from such Closing, the undersigned will not engage in any Dispositive Action with respect to the Shares received by the undersigned as Net Merger Consideration. In the period that begins as follows:

1.
On the 366th day from the Closing until that date which is 456 days from the Closing, Holder will not engage in any Dispositive Action except with respect to that number of Shares as equals one-quarter of the number of Shares received by the undersigned as Net Merger Consideration.

2.
On the 457th day from the Closing until that date which is 546 days from the Closing, Holder will not engage in any Dispositive Action except with respect to that number of Shares as equals an additional one-quarter of the number of Shares received by the undersigned as Net Merger Consideration.

3.
On the 547th day from the Closing until that date which is 638 days from the Closing, Holder will not engage in any Dispositive Action except with respect to that number of Shares as equals an additional one-quarter of the number of Shares received by the undersigned as Net Merger Consideration.

4.
On the 639th day from the Closing until that date which is 730 days from the Closing, Holder will not engage in any Dispositive Action except with respect to that number of Shares as equals an additional one-quarter of the number of Shares received by the undersigned as Net Merger Consideration.

5.	After the date that is 730 days from the Closing, the restrictions set forth herein shall cease.

The undersigned acknowledges that the Shares issued to the undersigned in the Merger are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from Acquirer in a transaction not involving a public offering and that, consequently, such Shares may be resold only pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act.

Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This letter will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This letter may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument.

The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this letter were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this letter and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction.

Any term or provision of this letter may be amended, and the observance of any term of this letter may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the party to be bound thereby.

[Signature Page Follows.]

Very truly yours,

Signature

Name (Please Type or Print)

Name and Title if signing on behalf an entity

Address

City, State and Zip Code

Company Membership Units beneficially owned on the date hereof: ___________

Agreed to and Accepted:

Fuse Medical Inc.

By: ___________________________

Name: _________________________

Title: __________________________

[Signature Page to Lock-Up Agreement]

FIRST AMENDMENT

TO

AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER, dated as of March 3, 2014 (the “Amendment”), is entered into by and among Fuse Medical LLC, a Delaware limited liability company (“Fuse”), Golf Rounds.com, Inc., a Delaware corporation (“TEEE”), Project Fuse LLC, a Delaware limited liability company (“Merger Sub”), and  D. Alan Meeker, solely in his capacity as the representative of the Fuse members (the “Representative”). Fuse, TEEE, Merger Sub and the Representative are collectively referred to herein as the “Parties.”   Capitalized terms used but not defined herein shall have the meanings set forth that certain Agreement and Plan of Merger dated December 18, 2013 (the "Merger Agreement").

A G R E E M E N T S

1. Amendment.  Section 17(b) of the Merger Agreement is hereby amended and restated entirely as set forth below:

(b) This Agreement may be terminated by either Fuse or TEEE if the Closing has not occurred by April 14, 2014.  The right to terminate this Agreement under this Section 17(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement.

2. General.  In the event of any conflict or inconsistency between the provisions of the Merger Agreement and the provisions of this Amendment, the Parties agree that the provisions of this Amendment shall govern. Except to the extent expressly amended hereby, all terms and conditions of the Merger Agreement and related documents shall remain in full force and effect.

[Signature page follows]

1

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

Fuse:	Fuse Medical, LLC, a Delaware limited liability company

	By:	/s/ D. Alan Meeker
D. Alan Meeker
Manager

TEEE:	Golf Rounds.com, Inc., a Delaware corporation

	By:	/s/ Robert H. Donehew
Robert H. Donehew President

Merger Sub:	Project Fuse LLC, a Delaware limited liability company

	By:	/s/ Robert H. Donehew
Robert H. Donehew Manager

Representative:	By:	/s/ D. Alan Meeker
D. Alan Meeker

2

SECOND AMENDMENT

TO

AGREEMENT AND PLAN OF MERGER

This SECOND AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER, dated as of April 11, 2014 (the “Amendment”), is entered into by and among Fuse Medical LLC, a Delaware limited liability company (“Fuse”), Golf Rounds.com, Inc., a Delaware corporation (“TEEE”), Project Fuse LLC, a Delaware limited liability company (“Merger Sub”), and D. Alan Meeker, solely in his capacity as the representative of the Fuse members (the “Representative”). Fuse, TEEE, Merger Sub and the Representative are collectively referred to herein as the “Parties.” Capitalized terms used but not defined herein shall have the meanings set forth that certain Agreement and Plan of Merger dated December 18, 2013 (the "Merger Agreement").

A G R E E M E N T S

1. Amendment. Section 17(b) of the Merger Agreement is hereby amended and restated entirely as set forth below:

(b) This Agreement may be terminated by either Fuse or TEEE if the Closing has not occurred by May 31, 2014. The right to terminate this Agreement under this Section 17(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement.

2. General. In the event of any conflict or inconsistency between the provisions of the Merger Agreement and the provisions of this Amendment, the Parties agree that the provisions of this Amendment shall govern. Except to the extent expressly amended hereby, all terms and conditions of the Merger Agreement and related documents shall remain in full force and effect.

[Signature page follows]

1

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

Fuse:	Fuse Medical, LLC,
a Delaware limited liability company

	By:	/s/ D. Alan Meeker
D. Alan Meeker
Manager

TEEE:	Golf Rounds.com, Inc.,
a Delaware corporation

	By:	/s/ Robert H. Donehew
Robert H. Donehew
President

Merger Sub:	Project Fuse LLC,
a Delaware limited liability company

	By:	/s/ Robert H. Donehew
Robert H. Donehew
Manager

Representative:	By:	/s/ D. Alan Meeker
D. Alan Meeker

2